                                                                   Exhibit 10.46

                              AMENDED AND RESTATED

                             NOTE PURCHASE AGREEMENT

                                      among

                         OPTION ONE OWNER TRUST 2002-3,
                                 as the Company,

                         UBS REAL ESTATE SECURITIES INC.
                              as the Note Purchaser

                                       and

                        OPTION ONE MORTGAGE CORPORATION,
                             as the Loan Originator

                           Dated as of March 18, 2005

                                TABLE OF CONTENTS

                                                                                                           Page
ARTICLE I DEFINITIONS ..................................................................................     2

      Section 1.1        Definitions....................................................................     2
      Section 1.2        Usage of Terms.................................................................    18

ARTICLE II COMMITMENT AND ADVANCES......................................................................    18

      Section 2.1        Commitment to Purchase.........................................................    18
      Section 2.2        Minimum Usage..................................................................    19
      Section 2.3        Principal Amount of Secured Notes..............................................    19
      Section 2.4        Procedures for Making Advances.................................................    19
      Section 2.5        Interest Rate..................................................................    21
      Section 2.6        Interest Payments..............................................................    21
      Section 2.7        Maximum Interest Rate..........................................................    22
      Section 2.8        Funds; Manner of Payment.......................................................    22
      Section 2.9        Issuance, Registration and Transfer of Secured Notes...........................    22
      Section 2.10       Principal Payments; Payment on Maturity Date...................................    23
      Section 2.11       Margin Option..................................................................    24

ARTICLE III SECURITY ...................................................................................    25

      Section 3.1        Lien...........................................................................    25
      Section 3.2        Further Assurances.............................................................    26
      Section 3.3        Power of Attorney..............................................................    26
      Section 3.4        Duty of Care...................................................................    26
      Section 3.5        Earnings on Collateral.........................................................    27
      Section 3.6        Release of Collateral..........................................................    27

ARTICLE IV REPRESENTATIONS AND WARRANTIES...............................................................    28

      Section 4.1        Company's Representations and Warranties; Representations and Warranties
                         Regarding the Loans............................................................    28
      Section 4.2        OOMC's Representations and Warranties..........................................    31

ARTICLE V BREACH OF REPRESENTATION OR WARRANTY..........................................................    34

      Section 5.1        General........................................................................    34
      Section 5.2        Sole Remedy....................................................................    35

ARTICLE VI CONDITIONS PRECEDENT TO ADVANCES.............................................................    35

      Section 6.1        Receipt by the Note Purchaser of Certain Documents.............................    35
      Section 6.2        Conditions Precedent to all Advances and Substitutions.........................    38
      Section 6.3        Additional Collateral..........................................................    40

ARTICLE VII COVENANTS ..................................................................................    40

      Section 7.1        Affirmative Covenants..........................................................    40
      Section 7.2        Negative Covenants.............................................................    44

ARTICLE VIII INDEMNIFICATION AND REIMBURSEMENT..........................................................    45

      Section 8.1        Indemnification................................................................    45
      Section 8.2        Taxes and Other Governmental Charges...........................................    46
      Section 8.3        Reimbursement of Expenses......................................................    46
      Section 8.4        Survival.......................................................................    47

ARTICLE IX EVENTS OF DEFAULT............................................................................    47

      Section 9.1        Events of Default..............................................................    47

ARTICLE X REMEDIES .....................................................................................    50

      Section 10.1       Acceleration; Action Regarding Collateral......................................    50
      Section 10.2       Deficiency.....................................................................    51
      Section 10.3       Private Sale...................................................................    51
      Section 10.4       Default Rate of Interest.......................................................    51
      Section 10.5       Application of Proceeds........................................................    52
      Section 10.6       Payments on Collateral to the Company..........................................    52
      Section 10.7       Cross-Collateralization; Right of Set-Off......................................    52

ARTICLE XI MISCELLANEOUS................................................................................    53

      Section 11.1       Amendment......................................................................    53
      Section 11.2       Governing Law..................................................................    53
      Section 11.3       Notices........................................................................    53
      Section 11.4       Severability of Provisions.....................................................    55
      Section 11.5       No Waiver; Cumulative Remedies.................................................    55
      Section 11.6       Termination....................................................................    55
      Section 11.7       Assignment.....................................................................    56
      Section 11.8       Binding Effect; Third-Party Beneficiaries......................................    56
      Section 11.9       Merger and Integration.........................................................    56
      Section 11.10      No Petition....................................................................    56
      Section 11.11      Cooperation....................................................................    56
      Section 11.12      Resales of Secured Notes.......................................................    57
      Section 11.13      Qualified Institutional Buyer..................................................    57
      Section 11.14      Time...........................................................................    57
      Section 11.15      Headings.......................................................................    57
      Section 11.16      Exhibits.......................................................................    57
      Section 11.17      Counterparts...................................................................    57
      Section 11.18      No Recourse to Owner Trustee...................................................    58

                                    EXHIBITS

SCHEDULE I  Collateral Loan Schedule...........................................................    S-1
EXHIBIT A   [RESERVED].........................................................................    A-1
EXHIBIT B   Representations and Warranties Regarding the Loans.................................    B-1
EXHIBIT C   Form of Notice of Borrowing........................................................    C-1
EXHIBIT D   Underwriting Standards.............................................................    D-1
EXHIBIT E   Capital Adequacy Test..............................................................    E-1

            AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of March 18, 2005, between Option One Owner Trust 2002-3, a Delaware business trust (the "Company"), and UBS REAL ESTATE SECURITIES INC. a Delaware corporation (the "Note Purchaser"), and Option One Mortgage Corporation, a California corporation ("OOMC", or the "Loan Originator").

                                   WITNESSETH:

            WHEREAS, pursuant to the Sale and Servicing Agreement or one or more transactions under the Disposition Agreement, the Company is expected to purchase from Option One Owner Trust 2001-1A, a Delaware business trust, Option One Owner Trust 2001-1B, a Delaware business trust, Option One Owner Trust 2001-2, a Delaware business trust or Option One Loan Warehouse Corporation, a California corporation ("OOLWC") (any of the foregoing, in its capacity as a seller of Loans to the Company, the "Immediate Transferor"), from time to time
(i) certain Loans that are acquired by the Immediate Transferor (if other than OOLWC) from OOLWC, which Loans were originally acquired by OOLWC from Option One Mortgage Corporation ("OOMC", or the "Loan Originator"), and (ii) the Other Assets relating to such Loans; and

            WHEREAS, the Company desires to obtain a series of advances (each, an "Advance") from the Note Purchaser to be evidenced by one or more promissory notes substantially in the form of Exhibit A to the Facility Administration Agreement (each, a "Secured Note") to finance in whole or in part the purchase of such Loans; and

            WHEREAS, to induce the Note Purchaser to make one or more Advances, the Company has agreed, among other inducements set forth herein, to grant to the Note Purchaser a first priority perfected Lien in and on all of the Loans, together with the related Other Assets and other Collateral, all of which collectively constitute the Collateral to secure the Advances; and OOMC has agreed, among other inducements set forth herein, to make directly to the Note Purchaser certain of the representations and warranties set forth herein; and

            WHEREAS, a list of the Loans to be included in the Collateral on the date of the Initial Advance is set forth in Schedule I hereto (the "Collateral Schedule" or "Loan Schedule"), which Collateral Schedule shall be supplemented as and when additional Loans are purchased and acquired by the Company from the Loan Originator pursuant to the Sale and Servicing Agreement with the proceeds of the issuance of one or more additional or substitute Secured Notes;

            WHEREAS, this Amended and Restated Note Purchase Agreement amends and restates the Note Purchase Agreement dated as of July 2, 2002, between the parties hereto, as amended;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company, the Note Purchaser and OOMC hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. In addition, capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Sale and Servicing Agreement, the Custodial Agreement or the Facility Administration Agreement.

            "Accepted Servicing Practices" shall mean the Servicer's normal servicing practices in servicing and administering mortgage loans for its own account, which in general shall conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Loans in the jurisdictions in which the related Mortgaged Properties are located and which shall (i) give due consideration to the Noteholders' reliance on the Servicer, and (ii) comply in all material respects with all applicable laws, rules, regulations and orders.

            "Actual Note Issuance Proceeds" shall have the meaning as described in Section 2.4(d).

            "Act of Insolvency" shall mean, with respect to the Company, the Immediate Transferor, OOLWC, OOMC or any other Affiliate of the Company, (i) the commencement by such Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such Person seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such Person or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such Person, or the seeking by another person of any such appointment or election, which (A) is consented to or not timely contested by such Person, or (B) results in the entry of an order for relief, such as an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 60 days (unless such Person provides to the Note Purchaser evidence reasonably satisfactory to the Note Purchaser that such case or proceeding will be promptly dismissed), (iii) the making by such Person of a general assignment for the benefit of creditors, (iv) the failure by such Person generally to pay its debts as they become due or (v) the admission in writing by such Person of its inability to pay its debts as they become due.

            "Advance Amount" shall mean, with respect to any Advance, the initial amount of such Advance, which shall be equal to the sum of (i) the aggregate Collateral Value of the Loans Pledged hereunder in connection with the making of such Advance, and (ii) the aggregate Market Value of all Interim Collateral, if any, Pledged hereunder in connection with the making of such Advance, minus, if applicable, any portion of the foregoing sum that, if advanced, would cause the aggregate Principal Balances of the Secured Notes to exceed the Borrowing Base.

            "Advance Date" shall mean the date upon which an Advance is made available as specified in Section 2.4, which date shall be a Business Day.

            "Advance Rate" shall have the meaning specified in the Pricing Side Letter.

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Affiliate Transfer Agreement" shall mean each agreement between (i) OOMC, as "seller," and OOLWC, as "purchaser," (ii) if the Immediate Transferor is not OOLWC, OOLWC, as "seller," and the Immediate Transferor, as "purchaser", or (iii) between OOMC or any other Affiliate of the Company, as "seller" and any Affiliate of the Company other than OOMC, as "purchaser," for the purchase and sale or other transfer of Loans that are Collateral for the Secured Notes, and includes each Mortgage Loan Purchase and Contribution Agreement.

            "Agreement" shall mean this Amended and Restated Note Purchase Agreement, as amended, supplemented or otherwise modified and in effect from time to time, including any Schedules and Exhibits hereto.

            "Applicable Limitations" shall have the meaning specified in the Pricing Side Letter.

            "assignee" (or any word of similar import) shall mean, with respect to any Person, any immediate or mediate assignee, pledgee or other transferee of such Person.

            "Basic Documents" shall mean, collectively, this Agreement, the Secured Notes, the Loan Purchase and Contribution Agreement, the Custodial Agreement, the Facility Administration Agreement, the Sale and Servicing Agreement, each other Transfer Agreement, if any, the Disposition Agreement, the Company Administration Agreement, the Trust Agreement and any and all other agreements, certificates, instruments and other documents executed and delivered in connection herewith and therewith or in connection with the transactions contemplated hereby and thereby.

            "Bankruptcy Code" shall mean Title 11 of the United States Code, 11 U.S.C. Sections. 101 et seq., as amended, supplemented or otherwise modified and in effect from time to time.

            "Borrowing Base" shall mean, as of any date of determination, the sum of: (i) the aggregate Collateral Values of all Loans Pledged as such date;
(ii) the Market Value of all related Interim Collateral on such date; and (iii) the amount of principal collections then on deposit in the Collection Account with respect to all Loans.

            "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which banks in New York, California, Minnesota, Maryland or Pennsylvania are authorized or required by law to close.

            "Change in Control" shall mean (i) OOMC's failure to be a wholly-owned Subsidiary of H&R Block Inc., (ii) OOLWC's failure to be a wholly-owned Subsidiary (direct or indirect) of OOMC, or (iii) for an Immediate Transferor other than OOLWC, the Immediate Transferor's failure to be a wholly-owned Subsidiary of OOLWC.

            "Chief Executive Office" shall have the meaning assigned to such term in Article 9 of the UCC.

            "Closing Date" shall mean July 8, 2002.

            "Collateral" shall mean all of the Company's right, title and interest in and to: (i) all Loans purchased or acquired by the Company from time to time, whether pursuant to the Sale and Servicing Agreement or otherwise (including all Qualified Substitution Loans substituted pursuant to Section 5.1), (ii) all Related Security and Collections relating to such Loans, (iii) all Interim Collateral, (iv) the Sale and Servicing Agreement (including the right to cause the Loan Originator to repurchase Loans as provided in Section
3.06 of the Sale and Servicing Agreement and including the right to terminate all of OOMC's rights and obligations as the Servicer as provided in Section 9.01 of the Sale and Servicing Agreement), (v) the Loan Purchase and Contribution Agreement, (vi) all other Affiliate Transfer Agreements and other Transfer Agreements, if any, relating to the Loans purchased or acquired by the Company from time to time (including all rights and remedies provided thereunder in the event of a breach of representation or warranty by the related transferors),
(vii) all other Basic Documents now or at any time hereafter in effect, (viii) all right, title and interest of the Company, and of each of OOLWC and the Loan Originator (to the extent assigned to the Company) in and under the Basic Documents, including, without limitation, the obligations of the Loan Originator under the Loan Purchase and Contribution Agreement pursuant to which OOLWC acquired the Loans from the Loan Originator, and (ix) all Proceeds of any and all of the foregoing (including all monies, investments and other properties held from time to time in the Collection Account or any other account established pursuant to any other Basic Document).

            "Collateral Schedule" or "Loan Schedule" shall mean, with respect to any Advance, the list of all of the Loans and Interim Collateral, if any, Pledged in connection with the making of such Advance, and, where the context requires, shall mean all such Collateral Schedules collectively, as amended from time to time pursuant to the Basic Documents. The Collateral Schedule shall be transmitted either electronically or in hard copy, and shall set forth the following information with respect to each Loan so Pledged:

            (i)   the Loan Originator's Loan identifying number;

            (ii)  the Mortgagor's name and social security number;

            (iii) the street address of the Mortgaged Property, including the state and zip code;

            (iv) a code indicating whether the Mortgaged Property was represented by the Mortgagor as being owner-occupied on the date of origination;

            (v) the type of Residential Dwelling constituting the Mortgaged Property;

            (vi) the months to maturity at origination, based on the original amortization schedule;

            (vii)   the loan-to-value ratio at origination;

            (viii)  the rate of interest in effect on the Advance Date;

            (ix) the day of the month on which the first monthly payment was due, and, if different, the day of the month on which monthly payments are due as of the Advance Date;

            (x)     the stated maturity date;

            (xi)    the amount of the monthly payment due at origination;

            (xii) the amount of the monthly payment due on the first due date after the Advance Date;

            (xiii)  the interest paid-through date;

            (xiv) the last monthly payment date on which any portion of the monthly payment was applied to the reduction of principal;

            (xv)    the original principal amount;

            (xvi)   the UPB as of the close of business on the notice date;

            (xvii) if the Loan is an adjustable-rate loan, the initial adjustment date thereunder, including the look-back period;

            (xviii) if the Loan is an adjustable-rate loan, the gross margin over the applicable interest rate index;

            (xix) a code indicating the purpose of the Loan, as indicated by the Mortgagor (i.e., purchase financing, rate/term refinancing or cash-out refinancing);

            (xx) if the Loan is an adjustable-rate loan, the maximum interest rate;

            (xxi) if the Loan is an adjustable-rate loan, the minimum interest rate;

            (xxii)    the interest rate at origination;

            (xxiii) if the Loan is an adjustable-rate loan, the periodic rate cap and the maximum adjustment in the interest rate that may be made on the first adjustment date immediately following the Advance Date;

            (xxiv) a code indicating the documentation program (i.e., full documentation, limited documentation or stated income);

            (xxv) if the Loan is an adjustable-rate loan, the applicable interest rate index to which the gross margin is added, including the source of such index;

            (xxvi) if the Loan is an adjustable-rate loan, the first adjustment date thereunder to occur after the Advance Date;

            (xxvii)   the risk grade;

            (xxviii)  any risk upgrade;

            (xxix) the appraised value of the Mortgaged Property at origination;

            (xxx) if different from the appraised value, the dollar value of the review appraisal of the Mortgaged Property at origination;

            (xxxi)    the sale price of the Mortgaged Property, if applicable;

            (xxxii)   the product type code (e.g., 3/27, 2/28, balloon, etc.);

            (xxxiii) a code indicating whether the Loan is a first-lien loan or a second-lien loan;

            (xxxiv) if the Loan is a second-lien loan, the outstanding principal balance of the first lien on the date of origination of such Loan;

            (xxxv) if the Loan is a second-lien loan, the combined loan-to-value ratio of such Loan and the first lien to which it is subject, as of the origination date of such Loan;

            (xxxvi)   the prepayment penalty code;

            (xxxvii)  the prepayment penalty term;

            (xxxviii) the late charge;

            (xxxix)   the rounding code (next highest or nearest 0.125%); and

            (xl)     the Mortgagor's FICO score, if any;

            (xli) if there is mortgage insurance with respect to the Loan, a code so indicating;

            (xlii)   the date the Loan was originated;

            (xliii)  if the Loan is negatively amortizing, a code so indicating;

            (xliv)   if the Loan is a Section 32 loan, a code so indicating;

            (xlv)    the Mortgagor's debt to income ratio;

            (xlvi)   the number of units included in the Mortgaged Property;

            (xlvii)  the remaining term of the Loan, stated in months;

            (xlviii) the age of the Loan, in months;

            (xlix)   the first monthly payment date under the Loan;

            (l) if the Loan is an adjustable-rate loan, the frequency at which the interest rate is adjusted;

            (li) if the Loan is an adjustable-rate loan, the frequency at which the monthly payment amount is adjusted;

            (lii) if the Loan is an adjustable-rate loan, the next reset date to occur after the Advance Date;

            (liii) if the Loan is an adjustable-rate loan, the maximum change that may be made in the interest rate on any adjustment date; and

            (liv)    if the loan is a Wet Funded Loan or not

The Collateral Schedule delivered with respect to any Advance Date shall also set forth the following information with respect to the Loans set forth thereon:
(1) the number of Loans set forth thereon; (2) the aggregate UPB of all such Loans as of the close of business on the related notice date; (3) the weighted average interest rate of all such Loans as of the related notice date; (4) the weighted average months to maturity of all such Loans; and (5) the weighted average loan-to-value ratio of all such Loans.

            "Collateral Value" shall have the meaning specified in the Pricing Side Letter.

            "Collection Account" shall mean the account denominated as such that is established and maintained in the name of the Facility Administrator pursuant to the terms of the Facility Administration Agreement for the deposit by the Servicer (subject to the provisions of the Disposition Agreement) of monthly remittances of principal and interest, prepayments of principal (whether full or partial) received with respect to Loans, liquidation proceeds and other amounts related to Loans.

            "Collections" shall mean, with respect to any Loan, all cash collections and other cash proceeds (other than Escrow Payments) related to a Loan received by the Servicer or any other Person on or after the applicable Advance Date, including all principal and interest payments made by the Mortgagor thereon and all cash proceeds of the Related Security with respect to such Loan.

            "Commitment Amount" shall have the meaning specified in the Pricing Side Letter.

            "Commitment Term" shall mean that period of time commencing on March 19, 2005 and continuing until the earlier of (i) September 8, 2005 (or, if applicable, such later date as may be in effect from time to time pursuant to
Section 2.10(d)), and (ii) the date upon which the Obligations are declared to be, or become, due and payable in full in accordance with Article X.

            "Company Administration Agreement" shall mean the Administration Agreement, dated as of July 2, 2002, among the Servicer, the Company, and the Loan Originator (including any applicable amendments, supplements, exhibits and schedules thereto).

            "Custodial Agreement" shall mean the Custodial Agreement, dated as of July 2, 2002, among the Servicer, the Company, the Note Purchaser, the Facility Administrator and the Custodian (including any applicable amendments, supplements, exhibits and schedules thereto).

            "Custodial Loan File" shall mean, with respect to any Loan, the documents identified in clauses (i) through (vii) of Section 2(b) of the Custodial Agreement which are delivered or required to be delivered by the Company to the Note Purchaser or its designee (including the Custodian) pursuant to this Agreement.

            "Custodian" shall mean Wells Fargo Bank Minnesota, National Association, a national banking association, as custodian under the Custodial Agreement, or any successor thereto.

            "Default" shall mean any situation that, with the giving of notice or the passage of time, or both would, unless cured or waived, become an Event of Default.

            "Default Rate" shall mean, for any day, an annualized rate equal to the One-Month LIBOR Rate plus 400 basis points per annum.

            "Determination Date" shall have the meaning assigned to such term in the Sale and Servicing Agreement.

            "Disposition Agreement" shall mean the Master Disposition Confirmation Agreement dated as of July 2, 2002, among the Company, the Note Purchaser, the

Facility Administrator, the Loan Originator and the other parties thereto (including any applicable amendments, supplements, exhibits and schedules thereto).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

            "Escrow Payments" shall have the meaning specified in Article I of the Sale and Servicing Agreement.

            "Event of Default" shall have the meaning specified in Section 9.1.

            "Facility Administration Agreement" shall mean the Facility Administration Agreement, dated as of July 2, 2002, among the Company, the Note Purchaser, the Servicer and the Facility Administrator (including any applicable amendments, supplements, exhibits and schedules thereto).

            "Facility Administrator" shall mean Wells Fargo Bank, National Association, a national banking association, as administrator under the Facility Administration Agreement, or any successor thereto.

            "GAAP" shall mean generally accepted accounting principles applied on a consistent basis as required thereby.

            "GAAP Net Worth" shall mean, as of any date of determination and with respect to OOMC, the "tangible net worth", as defined and determined in accordance with GAAP, of OOMC as of such date, exclusive of any loans outstanding to any officer or director of OOMC or its Affiliates.

            "Governmental Authority" shall include any nation, government, or state, or any political subdivision of any of them, or any court, entity, or agency exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            "Grant" shall mean mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Agreement. A Grant of rights in any Collateral (including any agreement or instrument included within the definition thereof) shall include all rights, powers and options (but none of the obligations) of the Granting party with respect thereto or thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting Person or otherwise and generally to do and receive anything that the Granting Person is or may be entitled to do or receive thereunder or with respect thereto.

            "Initial Advance" shall mean the Advance relating to the Secured
Note issued and sold hereunder on the initial Advance Date.

            "Interest Period" shall mean, with respect to each Secured Note, (i) the period beginning on (and including) the issuance date of such Secured Note and ending on (but excluding) the initial Payment Date thereon, and (ii) each subsequent period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date.

            "Interim Collateral" shall mean any of (i) cash and (ii) direct obligations of the U.S. Treasury that are backed by the full faith and credit of the United States of America.

            "Lien" shall mean any lien, pledge, security interest, charge or other encumbrance that secures an obligation, of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any lien or security interest) and however created.

            "LIBOR Business Day" shall mean a Business Day on which trading in U.S. dollars is conducted between banks in the London interbank market.

            "Loan" shall mean a fixed- or variable-rate, first-lien loan or second-lien loan to one or more obligors, in each case, that is secured by a Mortgage on a Residential Dwelling located in the United States.

            "Loan Documents" shall mean each Mortgage, each Promissory Note and each other agreement, instrument or other document executed by one or more Mortgagors or other obligors that constitutes a portion of the Related Security with respect to any Loan.

            "Loan Purchase and Contribution Agreement" shall mean the Loan Purchase and Contribution Agreement, dated as of July 2, 2002, between the Loan Originator as "Loan Originator" and Option One Loan Warehouse Corporation as "Depositor" (including any applicable amendments, supplements, exhibits and schedules thereto).

            "Margin" shall have the meaning specified in the Pricing Side
Letter.

            "Margin Option" shall have the meaning specified in Section 2.11.

            "Market Value" shall mean, with respect to any item of Collateral as of any date of determination, the market value thereof as determined by the Note Purchaser in its capacity as Market Value Agent in accordance with the relevant provisions of the Sale and Servicing Agreement; provided that, in making any determination pursuant to this definition, the "Market Value" of any Loan as to which, at the time of such determination, (p) a breach of any representation or warranty set forth on Exhibit B or in Section 4.1(m) (or in Section 4.1(k) or 4.2(h), to the extent that Section 4.1(k) or 4.2(h) applies to the representations and warranties set forth on Exhibit B or in Section 4.1(m)) exists that, in the good faith judgment of the Note Purchaser, materially and adversely affects the validity, enforceability, collectibility or value of such Loan or the interest of the Note Purchaser or any Noteholder therein, or (q) any portion of any payment of principal or interest due thereunder is more than 90 days past due, shall be deemed to be zero.

            "Material Adverse Effect" shall mean any event or condition which would have a material adverse effect on (i) the validity, enforceability, collectibility or value of any Collateral or of any of the Basic Documents, (ii) the interest of the Note Purchaser or any of its assignees in such Collateral or in any of the Basic Documents, (iii) the validity or enforceability of, or the ability of the Company to perform its obligations under any of the Basic Documents or (iv) the validity or enforceability of, or the ability of any of the Immediate Transferor, OOLWC and OOMC to perform its obligations under, the Basic Documents.

            "Maturity Date" shall mean March 31, 2035.

            "Minimum Margin Contribution" shall have the meaning specified in
Section 2.11.

            "Minimum Usage Fee" shall have the meaning specified in the Pricing Side Letter.

            "Mortgage" shall mean, with respect to any Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing such Loan and the related Promissory Note and creating a Lien on and in the related Mortgaged Property.

            "Mortgaged Property" shall mean the underlying real property that secures a Loan, in each case consisting of a parcel or parcels of land improved by a Residential Dwelling.

            "Mortgagor" shall mean the obligor or obligors on a Promissory Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor or obligors under the Promissory Note.

            "Net Income" shall mean, for any period, and with respect to a Person, the net income of the Person for such period as determined in accordance with GAAP.

            "Non-Warehouse Leverage Ratio" shall mean the ratio of (x) the aggregate "liabilities" of such Person less any liabilities constituting "warehouse" lending (i.e., liabilities primarily secured by an interest in mortgage loans for the purpose of financing such mortgage loans on an interim basis until the disposition of such mortgage loans and liabilities associated with servicing advance receivables (up to 80% of the GAAP book value of the servicing advance receivable)) to (y) the Tangible Net Worth of such Person. For the purposes of this definition, the term "liability" shall mean those obligations or liabilities that, in accordance with GAAP, would be included in the liability side of such Person's balance sheet and shall include, without limitation, all indebtedness subordinated to any other obligation of the Company; provided however, that liabilities secured by intangible assets, shall be included only to the extent of the excess, if any, of the amount of liabilities over the fair market value of such intangible assets.

            "Noteholder" shall mean the Note Purchaser or any subsequent holder of a Secured Note registered as such on the Custodial Register maintained by the Facility Administrator pursuant to the Facility Administration Agreement.

            "Notice of Borrowing" shall mean a notice with respect to each Advance, in substantially the form set forth in Exhibit C, delivered to the Note Purchaser and the Facility Administrator by the Company in the method and manner set forth herein.

            "Obligations" shall mean all amounts due and owing by the Company to the Note Purchaser in connection with any Basic Document, including: (i) the unpaid principal and, interest (including interest accruing thereon after the Maturity Date and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in the proceeding) on any Secured Note, when and as due, whether at maturity, by acceleration or otherwise; and (ii) all other obligations and liabilities of every nature of the Company from time to time owing to the Note Purchaser, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including any monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in the proceeding).

            "One-Month LIBOR Rate" shall mean, for each day, the rate of interest per annum for dollar deposits with a duration of one month that is displayed (i) on the Telerate Page 3750 at about 11:00 a.m. (London time) on the second LIBOR Business Day prior to such day, or (ii) if that page ceases to display the necessary information, then on whatever page replaces it on that service for the purpose of displaying that information (the "Telerate Rate"). If the Telerate Rate cannot be determined, then the "One-Month LIBOR Rate" for any day means the arithmetic mean of the rates of interest offered by two prime banks in the London interbank market (selected by the Facility Administrator) in respect of dollar deposits with a duration of one month at about 11:00 a.m. (London time) on the second LIBOR Business Day prior to such day. Each determination of the "One-Month LIBOR Rate" by the Facility Administrator pursuant to the provisions of this Agreement or the Facility Administration Agreement shall be conclusive and binding absent manifest error.

            "Optional Redemption Date" shall mean, with respect to any Secured Note and at any time, the day on which the then-current Commitment Term is scheduled to end or, if such date is not a Business Day, the immediately preceding Business Day.

            "Other Assets" shall mean, with respect to any Loan purchased or acquired from time to time by the Company (whether pursuant to the Sale and Servicing Agreement or otherwise), any and all Related Security and Collections relating to such Loan and any and all Proceeds of such Loan, Related Security or Collections.

            "Payment Date" shall mean the 10th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), together with the Redemption Date, the Maturity Date, and such additional Payment Dates as may be designated pursuant to Section 5.4(f) of the Facility Administration Agreement.

            "Person" (whether or not capitalized) shall mean any corporation, limited liability company, partnership, firm, joint venture, entity, natural person, trust, estate, unincorporated organization, association, enterprise, government or political subdivision thereof or governmental department or agency.

            "Pledge" shall mean the Grant by the Company under the Facility Administration Agreement of its right, title and interest in any portion of the Collateral pursuant to Section 2.2 thereof or any other provision thereof.

            "Pledged Loan" shall mean, as of any date of determination, any Loan that has been purchased or acquired by the Company (whether pursuant to the Sale and Servicing Agreement or otherwise, including any Qualified Substitution Loan substituted for one or more other Loans pursuant to Section 5.1) and Pledged to the Note Purchaser under the terms of this Agreement as of such date; provided, however, that such term shall not include any Loan that as of such date has been released from the Lien created herein as provided in Section 3.6.

            "Principal Amount" shall mean, with respect to each issued and outstanding Secured Note of the Company, an amount equal to the sum of (i) the initial Advance Amount of such Secured Note, minus (ii) all payments of principal on such Secured Note pursuant to the terms hereof.

            "Proceeds" (whether or not capitalized) shall mean (i) "proceeds" as defined in Article 9 of the UCC, with respect to any of the Collateral, including all cash and non-cash proceeds and further including all accounts, accounts receivable, contract rights, money, claims for money (whether or not earned by performance), checks, deposit accounts, documents, instruments, chattel paper, investment property (including securities, securities entitlements, securities accounts, commodity contracts and commodity accounts), general intangibles, rights to proceeds of letters of credit and other property (including goods, fixtures, products and accessions), and (ii) whether or not constituting "proceeds" as defined in Article 9 of the UCC: (x) any and all proceeds of any insurance policy, indemnity, warranty, or guaranty payable to the Company from time to time with respect to any of the Collateral; (y) all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any reacquisition, confiscation, condemnation, seizure or forfeiture of any part of the Collateral by any Governmental Authority or any sale, transfer or other disposition of any part of the Collateral; and (z) dividends and any other amounts or property paid or distributed, or payable or distributable, on or in respect of, or in connection with, any of the Collateral.

            "Promissory Note" shall mean the original executed promissory note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

            "Qualified Institutional Buyer" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Loan" shall mean, as of any date of determination (including the date of issuance of any related Secured Note), a Loan with respect to which each of the representations and warranties set forth on Exhibit B is true and correct in all material respects.

            "Qualified Substitution Loan" shall mean any Loan (i) that meets all the requirements of this Agreement with respect to substitutions of Collateral (including that each of the representations and warranties set forth on Exhibit B be true and correct in all material respects with respect thereto), and (ii) as to which the Company has (a) the right, either directly or through assignments of such rights under one or more Affiliate Transfer Agreements, to cause the Loan Originator to repurchase such Loan on substantially the same terms and conditions as those set forth in Section 3.06 of the Sale and Servicing Agreement, and (b) the right to Pledge such rights to the Note Purchaser as provided herein.

            "Records" shall mean all Loan Documents and other material documents held or maintained by or for the Loan Originator or the Company (or other originator or transferor of any Loan under any Transfer Agreement) or any of their respective agents with respect to (i) any Loans sold to the Company pursuant to the Sale and Servicing Agreement or otherwise acquired by the Company, or (ii) the related Mortgagors or other obligors under any Related Security, including any and all Required Documents and all Servicing Records maintained by or for the benefit of the Servicer, including print-outs of Loan histories and other records with respect to any Loan stored in the Servicer's computerized servicing systems; provided that the foregoing definition of "Records" is not intended to entitle any Person to direct access to the computerized systems of any other Person.

            "Redemption Date" shall mean, with respect to any Secured Note, the date on which such Secured Note is redeemed by the Company at the Note Purchaser's election as provided in Section 2.10. Such date may be any Business Day on or after the Optional Redemption Date and prior to the Maturity Date of such Secured Note, as designated by the Note Purchaser in a written notice delivered to the Company at least two (2) Business Days prior to such date.

            "Related Security" shall mean, with respect to any Loan, all of the Company's right, title and interest in and to:

                  (i) the Mortgaged Property securing such Loan;

                  (ii) all other Liens, if any (and the property subject thereto), from time to time purporting to secure payment of such Loan or performance of any obligation with respect thereto, whether pursuant to the related Loan Documents or otherwise, together with all financing statements or other documents executed or filed for the purpose of perfecting any such Lien or placing such Lien of public record or otherwise imparting actual or constructive notice thereof;

                  (iii) all guarantees, indemnities, warranties, insurance (and proceeds and refunds of premiums in respect thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Loan or performance of any obligation with respect thereto, whether pursuant to the Loan Documents related to such Loan or otherwise;

                  (iv) the right to service such Loan, including all agreements relating to the servicing and administration of such Loan and all agreements relating to the custody of the Records relating to such Loan;

                  (v) all Records related to such Loan; and

                  (vi) all Proceeds of any of the foregoing.

            "Remittance Period" shall have the meaning assigned to such term in the Sale and Servicing Agreement.

            "Residential Dwelling" shall mean any one of the following, none of which is a cooperative: (i) an attached or detached one-family dwelling, (ii) an attached or detached two- to four-family dwelling, (iii) an attached or detached one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) an attached or detached one-family dwelling in a planned unit development, or (v) a mobile home affixed to and constituting real property under applicable state law.

            "Responsible Officer" shall mean, as to any Person, the chief executive officer, the president, the chief operating officer, any executive vice president or the chief financial officer of such Person.

            "Sale and Servicing Agreement" shall mean the Amended and Restated Sale and Servicing Agreement, dated as of March 18, 2005, among the OOLWC as "Depositor", the Company, the Loan Originator and the Facility Administrator (including any applicable amendments, supplements, exhibits and schedules thereto).

            "Secured Note" shall mean a Secured Note issued by the Company in order to finance the purchase from the Loan Originator of one or more Loans.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Securitization" shall have the meaning assigned to such term in the Disposition Agreement.

            "Servicer" shall mean OOMC in its capacity as servicer of the Loans, and, to the extent applicable, each other Person as may be appointed from time to time in accordance with the provisions hereof to act as servicer or Subservicer of any or all of the Loans.

            "Shortfall" shall have the meaning specified in Section 2.11.

            "Subservicer" shall mean such Person as may be appointed from time to time by the Servicer to act as a subservicer of any or all of the Loans that are part of the Collateral, provided that such Person is acceptable to and approved by the Company and the Note Purchaser.

            "Subsidiary" of a Person shall mean any other Person more than fifty percent (50%) of the outstanding voting securities of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person. For purposes of this definition, "voting securities" shall mean shares, interests, participations or other equivalents of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest that ordinarily have voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of equity interest has such voting power by reason of any contingency.

            "Tangible Equity" shall mean, with respect to any Person, the aggregate "assets" of such Person less (i) the aggregate "liabilities" of such Person, (ii) all intangible assets (including capitalized servicing) of such Person; provided, however that with respect to residual interests and retained interests in warehouse facilities only 50% of the value of such intangible assets will be deducted from the related Person's aggregate "assets" and provided, further that 50% of any deferred tax component of the write-up in the value of any residual interests will be added to the aggregate "assets" of such Person for purposes of determining its Tangible Equity, and (iii) any investments in or loans to the shareholders, directors, officers, employees, Subsidiaries and Affiliates of such Person (excluding investments in or loans to such Person's parent or to H&R Block Inc.). For the purposes of this definition,
(x) the term "asset" shall have the meaning ascribed to such term by GAAP, but shall also include so-called deferred points and fees; and (y) the term "liability" shall mean those obligations or liabilities that, in accordance with GAAP, would be included in the liability side of such Person's balance sheet and shall include, without limitation, all indebtedness subordinated to any other obligation of the Company; provided however, that liabilities secured by intangible assets, shall be included only to the extent of the excess, if any, of the amount of liabilities over the fair market value of such intangible assets.

            "Tangible Equity Requirement Failure" shall mean, as of any date of determination and with respect to OOMC, that OOMC's Tangible Equity as of such date is less than $130,000,000.

            "Tangible Net Worth" shall be defined and determined in accordance with GAAP and exclusive of (i) any loans outstanding to any officer or director of OOMC or its Affiliates, (ii) any intangibles, and (iii) any receivables from H&R Block Inc.

            "Telerate Rate" shall have the meaning specified in the definition of "One-Month LIBOR Rate."

            "Transfer Agreement" shall mean an agreement between OOMC or any Affiliate thereof as the "purchaser," and a third party originator or seller (including any Affiliate of OOMC) as the "seller" or other transferor, for the purchase and sale or other transfer of Loans that are Collateral for a Secured Note.

            "Transferor" shall mean a third party originator or seller (including any Affiliate of OOMC) that is a "seller" or other transferor under a Transfer Agreement.

            "Trust Agreement" means the trust agreement pursuant to which the Company is organized.

            "UCC" shall mean the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended, supplemented or otherwise modified from time to time.

            "Underwriting Standards" shall mean the Loan Originator's underwriting policies and guidelines (including any and all amendments, supplements or other modifications thereto) as set forth in Exhibit D (as such Exhibit may be amended, supplemented or modified from time to time, subject to
Section 7.2(f)).

            "UPB" shall mean, with respect to any Loan as of any date of determination, the unpaid principal balance (determined without taking into account any principal payments made with respect to such Loan on such date).

            "Wet Funding Custodial File Delivery Date" As defined in the Sale and Servicing Agreement.

            "Wet Funded Loan" shall mean a Loan which is pledged to the Note Purchaser, simultaneously with the origination thereof by the Company pursuant to Section 2.4(d) and is funded in part or in whole with proceeds of the purchase of Notes. A Loan shall cease to be a Wet Funded Loan when documents are received by the Custodian as provided in Section 2.4(d)(iii).

            "Wet Funding Schedule" shall have the meaning specified in Section 2.4(d)(ii).

            Section 1.2 Usage of Terms. For purposes of this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) words importing any gender include the other genders; (iii) the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require, (iv) references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; (v) references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; (vi) references to Persons include their permitted successors and assigns; (vii) any form of the word "include" shall be deemed to be followed by the words "without limitation"; (viii) the phrase "in and to" shall be deemed to include "under" and "with respect to" whenever appropriate; (ix) unless the context clearly requires otherwise, the word "finance" shall be deemed to include "refinance";
(x) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (xi) Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II

                             COMMITMENT AND ADVANCES

            Section 2.1 Commitment to Purchase. (a) Subject to the terms and conditions set forth herein, the Company hereby agrees to sell to the Note Purchaser, and the Note Purchaser hereby agrees to purchase from the Company, during the Commitment Term, one or more Secured Notes in the method and manner set forth herein. The purchase price for each Secured Note shall be equal to the original Principal Amount thereof. The aggregate Principal Amount of all Secured Notes issued and outstanding shall not exceed the Commitment Amount, unless the Note Purchaser in its sole discretion consents in writing to an increase in the aggregate Principal Amount that may be issued and outstanding hereunder.

            (b) The Custodian shall be required under the Custodial Agreement to amend (which may be manually) the Collateral Schedule upon the addition or deletion of Collateral related thereto, and the Borrowing Base shall be adjusted accordingly.

            (c) With the exception of the Principal Amount, the calculation of the Advance Amount reflected thereon and the Maturity Date, each Secured Note shall have substantially the same terms as each other Secured Note, including the base interest rate, the Payment Date and the Optional Redemption Date. Each Secured Note shall be secured by all of the Collateral, equally and ratably with each other Secured Note issued hereunder.

            Section 2.2 Minimum Usage. The Company and OOMC hereby acknowledge that the Note Purchaser is entering into this facility with the understanding that the Note Purchaser expects to receive the Minimum Usage Fee as and when provided in the Pricing Side Letter.

            Section 2.3 Principal Amount of Secured Notes. The initial Principal Amount of each Secured Note shall be the related Advance Amount; provided that the Note Purchaser shall not be required to make any Advance in an amount that is less than twenty million dollars ($20,000,000). Under no circumstances shall a Noteholder other than the Note Purchaser be required to make any Advance at all hereunder.

            Section 2.4 Procedures for Making Advances.

            (a) If the Company desires to obtain an Advance hereunder, other than the Initial Advance, the Company shall deliver a Notice of Borrowing to the Note Purchaser and to the Facility Administrator, specifying the amount of Advance requested and the requested Advance Date, not later than 3:30 p.m., New York City time, two (2) Business Days prior to the requested Advance Date for any Loans which are not Wet Funded Loans, and (ii) 4:30 p.m., New York City time, one (1) Business Day prior to the Advance Date for any Loans which are Wet Funded Loans. Each Notice of Borrowing shall (i) specify the requested Advance Date, (ii) include a Mortgage Loan Tape in electronic form containing detailed information with respect to the Loans (other than the Wet Funded Loans) that the Company proposes to pledge to the Note Purchaser and to be included in the Borrowing Base in connection with such Notice of Borrowing, and (iii) attach a different certificate of the Company as required by Section 6.02(c) hereof. With respect to Wet Funded Loans, the Company shall provide the Note Purchaser with
(i) a detailed listing of the Wet Funded Loans the Company proposed to pledge by 9:00 a.m. New York City time on the related Advance Date and (ii) a final listing of the Wet Funded Loans the Company proposed to pledge by 4:00 p.m. New York City time on the related Advance Date.

            (b) If on the designated Advance Date the conditions of this Agreement (including those of the related Notice of Borrowing) have been either satisfied by the Company or waived by the Note Purchaser, the related Advance Amount shall be funded on such Advance Date by the Note Purchaser. Each Advance shall be made available to the Company in immediately available funds to the account identified by the Company against delivery by the Company to the Note Purchaser of a Secured Note, duly executed on behalf of the Company by the Facility Administrator, in a Principal Amount equal to the Advance Amount.

            (c) In the case of a Loan which is not a Wet Funded Loan, the Company shall release to the Custodian, no later than 7:30 a.m. Pacific time, two (2) Business Days (or such later time as the Custodian and the Company may agree) prior to the requested Advance Date, the Custodial Loan File pertaining to each Loan to be pledged to the Note Purchaser and included in the Borrowing Base on such requested Advance Date, in accordance with the terms and conditions hereof and of the Custodial Agreement.

            (d) With respect to each Loan which is a Wet Funded Loan pledged to the Facility Administrator and included in the Borrowing Base on a requested Advance Date:

            (i) Not later than 4:30 p.m. New York City time at least one Business Day prior to the related Advance Date, the Company shall deliver to the Facility Administrator a report detailing the approximate outstanding principal balance of Wet Funded Loans to be pledged to the Note Purchaser on such Advance Date and the approximate principal amount of the related Notes.

            (ii) An amount up to the expected original principal amount of each Wet Funded Loan, shall be remitted, in whole or in part, as requested by the Company, by the Note Purchaser, provided that, on or prior to the related Advance Date, the Company shall provide to the Note Purchaser a schedule (the "Wet Funding Schedule") setting forth the mortgage loan identification number, the Mortgagor name, the outstanding principal balance of Wet Funded Loans, the amount to be remitted for each Wet Funded Loan to be pledged to the Facility Administrator on such Advance Date and the aggregate of all such amounts, to be remitted on such Advance Date.

            (iii) The Company shall deliver the Custodial Loan File related thereto to the Custodian for receipt by the Custodian no later than the Wet Funded Custodial File Delivery Date.

            (iv) No later than the close of business, New York City time, on the Business Day following each Advance Date, the Company shall forward to the Note Purchaser a schedule with respect to each Wet Funded Loan funded on such Advance Date setting forth the related Loan number, the Mortgagor name, the amount of each such Wet Funded Loan, and a list of each wire actually issued in respect to such Wet Funded Loan, setting forth the amount, the payee, and the wire reference number, as appropriate. Any amounts with respect to each Wet Funded Loan which have not funded will be remitted by the Company back to the Note Purchaser no later than the close of business on the Business Day following each Advance Date.

            (e) Pursuant to the Custodial Agreement, the Custodian shall:

               Issue a Trust Receipt by 1:00 p.m. Pacific time in connection with each delivery of Loans to the Custodian under the Custodial Agreement (or any change in the Loans held by the Custodian hereunder, including the conversion of Wet Funded Loans to Loans that are not Wet Funded Loans prior to 1:00 p.m. Pacific time on the date of issuance of such Trust Receipt), and a cumulative Exceptions Report and cumulative Loan Schedules shall be attached to such Trust

               Receipt. Separate Trust Receipts will be delivered in connection with Wet Funded Loans and Loans which are not Wet Funded Loans. Upon the issuance of a new Trust Receipt for Wet Funded Loans or for Loans which are not Wet Funded Loans, the prior Trust Receipt for such Loans shall be deemed canceled. If any Wet Funded Loans have not funded pursuant to Section 2.4(d)(iv), then the Custodian shall issue a new Trust Receipt reflecting such unfunded Wet Funded Loans.

            (f) The Company shall furnish to the Note Purchaser a preliminary Mortgage Loan Schedule with respect to Wet Funded Loans not later than 4:30 p.m. New York City time on the Business Day preceding the related Advance Date, confirmed by near-final Mortgage Loan Schedule for such Wet Funded Loans received by the Note Purchaser not later than 6:00 p.m. New York City time on the Business Day prior to the related Advance Date.

            (g) Subject to Section 6 hereof, the purchase price of each Advance required under Section 2.1 will then be made available (or deemed made available) to the Company by the Note Purchaser by means of transfer, via wire transfer, of the funds made available to the Note Purchaser for the Advance, to the following account of the Company (or such other account as it may identify by notice given to the Note Purchaser not later than the third Business Day before the relevant Advance Date):_______, for the A/C of the Company, in trust, ABA#_________, Attn:_________., in funds immediately available to the Company.

            Section 2.5 Interest Rate. The Principal Amount of each Secured Note shall bear interest, for each day, at a rate per annum equal to the One-Month LIBOR Rate plus the Margin, in each case computed on the basis of a 360-day year for the actual number of days elapsed.

            Section 2.6 Interest Payments.

            All interest accrued on each Secured Note for each Interest Period shall be payable in arrears on each Payment Date for the related Interest Period from amounts allocable to interest on the Loans on deposit in the Collection Account (including net investment earnings on deposit in such Account) on the Determination Date immediately preceding the Payment Date, together with such additional amounts, if any, as may be deposited into the Collection Account prior to such Payment Date by the Servicer pursuant to the Sale and Servicing Agreement, and to the extent that such interest receipts and deposits by the Servicer are insufficient, from the Company directly. Any interest receipts remaining in the Collection Account with respect to the Remittance Period then most recently ended following payment of the interest due on the related Payment Date shall be immediately released to the Company. All interest accrued and unpaid as of the Maturity Date of any Secured Note, or, if earlier, the applicable Redemption Date, shall be payable thereon.

            Section 2.7 Maximum Interest Rate.

            If, by the terms of this Agreement or any Secured Note, the Company at any time is required or obligated to pay interest at a rate in excess of the maximum rate permitted by applicable law, the rate of interest payable with respect to the affected Secured Notes shall be immediately reduced to that maximum rate and the portion of all prior applicable interest payments in excess of the maximum rate permitted by applicable law shall be applied in reduction of the Principal Amounts of the affected Secured Notes.

            Section 2.8 Funds; Manner of Payment.

            Each payment under or in connection with this Agreement or any Secured Note shall be paid by the Company, or (without limiting the Company's obligation to make any and all payments required hereunder or under any Secured
Note) by the Facility Administrator on behalf of the Company, in each case, without set-off or counterclaim (except as the parties may otherwise agree in the normal course of business) and in immediately available funds, to the Note Purchaser at its office located at 1285 Avenue of the Americas, New York, New York or to any other location that the Note Purchaser or any Noteholder specifies to the Company, not later than 3:00 p.m. New York City time on the date on which the payment is payable. If the date for any payment of principal is extended or any reason, by operation of law or otherwise, interest shall accrue at the then-applicable rate during the extension (subject, if applicable, to Section 10.4).

            Section 2.9 Issuance, Registration and Transfer of Secured Notes.

            Each Advance shall be evidenced by the issuance of a new Secured Note. Each Secured Note shall be duly executed by the Company and be payable to the Note Purchaser, or its registered assigns, in an initial Principal Amount equal to the related Advance Amount. Each Secured Note shall be dated the date of the related Advance, be stated to mature on the Maturity Date, and provide for the payment of interest in accordance with Sections 2.5, 2.6, 2.7, 2.8, 2.10 and 10.4.

            The final payment of principal to be made on any Secured Note shall be made only upon surrender of such Secured Note to the Company (or the Facility Administrator on behalf of the Company at its corporate trust office in Columbia, Maryland). Any sale or transfer of a Secured Note may be made only in a transaction that is exempt from the registration requirements of the Securities Act, and only to a Person that the selling or transferring Person reasonably believes to be a Qualified Institutional Buyer, and the Secured Notes shall bear a legend to that effect. Every Secured Note presented or surrendered to the Facility Administrator for registration of transfer or exchange shall be accompanied by a written instrument, executed by the transferee, substantially in the form of Exhibit C to the Facility Administration Agreement and otherwise reasonably satisfactory to the Note Purchaser, indicating that such sale or transfer is being effected in full compliance with, or is exempt from, the registration requirements of the Securities Act. Any new Secured Note issued in exchange for a Secured Note shall be executed by the Facility Administrator on behalf of the Company and delivered by the Facility Administrator.

            Section 2.10 Principal Payments; Payment on Maturity Date.

            (a) In addition to such payments of principal as the Company may be required to make pursuant to Section 5.1 or Article X or as provided in Subsection 2.10(b), 2.10(c) or 2.11, on each Payment Date, the Company shall prepay the Secured Notes in an amount equal to the sum of the aggregate amount held in the Collection Account in respect of the principal of Loans (whether as part of a regular monthly installment of principal and interest, in respect of any whole or partial prepayment of any Loan, or in respect of the liquidation of any Loan) at the close of business on the Determination Date immediately preceding such Payment Date. Each payment of principal shall be applied to the repayment of the principal of the Secured Notes in proportion to the amounts of principal collected with respect to each Secured Note.

            (b) From time to time, the Note Purchaser may, in the exercise of its rights under Article IV and Section 6.3 of the Trust Agreement (and in compliance therewith), direct that the Company sell one or more Loans to one or more identified Persons and on specified terms and conditions, and apply the proceeds of such sale (i) to the extent required to avoid the occurrence of a Shortfall upon giving effect to such sale, to the prepayment of the principal of the Secured Notes, and (ii) to the payment of accrued and unpaid interest on that portion of the Secured Notes so prepaid, to the date of prepayment. The Company shall comply with all such directions, and, upon the closing of such sale, shall apply the proceeds thereof in accordance with the preceding sentence.

            (c) The Company shall repay the Principal Amount of each Secured
Note in full on the Maturity Date, together with all accrued and unpaid interest thereon to the Maturity Date and all other accrued and unpaid Obligations under the Basic Documents. In addition, if the Note Purchaser so elects in its sole discretion (such election to be made by the Note Purchaser in writing and delivered to the Company at least two (2) Business Days prior to the date specified in the writing as the Redemption Date), the Company shall repay the respective Principal Amounts of all issued and outstanding Secured Notes in full on the Optional Redemption Date, together with all accrued and unpaid interest thereon to the Optional Redemption Date and all other accrued and unpaid Obligations under the Basic Documents. Pursuant to the preceding sentence, the Note Purchaser hereby elects, and the Company hereby acknowledges receipt of such notice of election, to require the Company to repay the respective Principal Amounts of all issued and outstanding Secured Notes in full on the Optional Redemption Date (which shall be the Redemption Date), together with all accrued and unpaid interest thereon to, but not including, the Redemption Date and all other accrued and unpaid Obligations under the Basic Documents; provided, however, that the Note Purchaser and the Company may mutually agree to revoke such election on any date that is 90 or more days prior to the Optional Redemption Date. Any extension of the Commitment Term effected pursuant to
Section 2.10(d) shall automatically extend the then-current Optional Redemption Date and Redemption Date.

            (d) (i) The Company, by notice in writing delivered to the Note Purchaser (each such notice, an "Extension Request") no later than the date that is 180 days before the then-current Optional Redemption Date, may request that the Note Purchaser agree to extend the Commitment Term for an additional period, in each case, ending on a Business Day not more than three hundred sixty-four
(364) days from the date upon which the Note Purchaser approves such request (if applicable).

               (ii) Upon receipt of any Extension Request from the Company, the Note Purchaser shall undertake a credit assessment of the Company consistent with the Note Purchaser's then-current credit standards and practices, and, if the Note Purchaser decides, in its sole and total discretion, to extend the Commitment Term for an additional period as described in the preceding clause
(i), the Note Purchaser shall so notify the Company that it has approved the Extension Request, and of the last day of the Commitment Term, as so extended, which shall be a Business Day not more than 364 days after the date of such Notice. If the Note Purchaser does not respond to the Company within thirty (30) days after the date on which it receives the Extension Request, the Note Purchaser shall be deemed to have declined the Extension Request.

               (iii) The Company and OOMC acknowledge that the Note Purchaser has not made any representations to the Company or OOMC regarding its intention to extend the Commitment Term as set forth in this Section 2.10(a), and that the Note Purchaser shall not have any obligation to extend the Commitment Term.

            (e) For the avoidance of doubt, any Minimum Usage Fee shall be calculated as of the last day of the relevant Minimum Usage Period , and shall be due and payable on the last day of such Minimum Usage Period (whether or not it is the Redemption Date) or, if applicable, the last day of the Commitment Term, and shall constitute an accrued and unpaid Obligation for purposes of calculating the amounts required to be paid in connection with any prepayment of the Secured Notes in full.

            Section 2.11 Margin Option.

            At any time and from time to time, the Note Purchaser shall have the right to determine whether the Borrowing Base supports the aggregate Principal Amounts of the Secured Note. The right to make such determination includes the right to determine the Market Value of each Loan with respect to the acquisition of which a Secured Note was issued at any time and from time to time. If at any time the Note Purchaser determines that the aggregate Principal Amounts of the Secured Notes exceed the Borrowing Base, then, in each such case, a "Shortfall" shall exist.

            The Note Purchaser shall give written notice to the Company and OOLWC of such determination and of the amount of such Shortfall (each such notice, a "Margin Option") and, if notice is provided by 11:00 a.m. New York City time, within one Business Day (and otherwise, within two Business Days) after receipt of such Margin Option, (a) OOLWC has contributed to the Company
(i) to the extent held by or reasonably available to OOLWC, Qualified Substitution Loans having an aggregate Collateral Value equal to at least the amount of such Shortfall, and (ii) to the extent that sufficient Qualified Substitution Loans are not so held by, or reasonably available to, OOLWC, cash in an amount equal to at least the difference between the amount of such Shortfall and the aggregate Collateral Value of such Qualified Substitution Loans as are contributed by OOLWC to the Company (the "Minimum Margin Contribution"); and (b) the Company has Pledged such Qualified Substitution Loans, together with all Other Assets related thereto, to the Note Purchaser and has paid such cash to the Note Purchaser, for immediate application to the repayment of the principal of the Secured Notes, then the Shortfall shall be deemed to have been cured. If, within such period, the Shortfall has not been so cured, or if, prior to expiration of such period, OOLWC has notified the Note Purchaser that OOLWC does not intend to effect the Minimum Margin Contribution, such occurrence shall constitute an Event of Default; provided, however, that nothing contained herein shall either obligate OOLWC to effect any Minimum Margin Contribution or impose any liability to the Note Purchaser on OOLWC for any election by OOLWC not to effect a Minimum Margin Contribution.

            If any portion of the proceeds of an Advance are made available to the Company in connection with the inclusion in the Borrowing Base of a proposed Wet Funded Loan which is not actually made on the Advance Date, the Company shall not later than one Business Day after that Advance Date prepay that portion of the principal amount of the Notes which corresponds to such proposed Wet Funded Loan. The interest accrued on the amount of the prepayment from and including the relevant Advance Date and to but excluding the date of the prepayment (or, if the prepayment is made on the Advance Date, one day's interest thereon) shall be included in the interest payable hereunder on the next following Payment Date.

            Notwithstanding any other provision of this Agreement or any other Basic Document to the contrary, if OOLWC effects all or any portion of a Minimum Margin Contribution, the Company shall immediately (x) Pledge to the Note Purchaser all Qualified Substitution Loans, together with all Other Assets related thereto, and (y) pay, or cause to be paid, to the Note Purchaser, all cash contributed to the Company by OOLWC in response to the precipitating Margin Option. All such cash shall be immediately applied to repayment of the principal of the Secured Notes.

                                   ARTICLE III

                                    SECURITY

            Section 3.1 Lien.

            The due and punctual payment and performance by the Company of all of its obligations hereunder, including the payment of any and all amounts required to be paid pursuant to the Secured Notes and the payment of any and all other Obligations, shall at all times be secured by a Lien on and in all of the Company's right, title and interest of any kind and nature whatsoever (whether now owned or existing or at any time hereafter acquired or arising) in and to the Collateral, which shall at all times be a Lien of first priority. Such Lien shall be granted by the Company, pursuant to the Facility

Administration Agreement, to the Facility Administrator as collateral agent and secured party for the benefit and on behalf of the Note Purchaser.

            Section 3.2 Further Assurances.

            Promptly upon the Note Purchaser's request from time to time, the Company shall perform (or cause to be performed) such further acts and shall execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to the Note Purchaser or its designee such further documents, consistent with the terms of this Agreement (including UCC-1 financing statements naming the Company as debtor and the Facility Administrator as secured party and any continuation statements relating thereto), as the Note Purchaser may deem necessary or advisable in order to evidence, establish, maintain, protect, enforce or defend its rights in and to the Collateral (including any and all of the Pledged Loans) or otherwise to carry out the intent and accomplish the purposes of this Agreement. To the fullest extent permitted by applicable law, the Facility Administrator shall be permitted from time to time to sign and file continuation statements and amendments thereto and assignments thereof without the Company's signature. In all cases, carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

            Section 3.3 Power of Attorney.

            The Company hereby appoints each of the Note Purchaser and the Facility Administrator as the Company's true and lawful attorney-in-fact, with the right (but not the obligation) to act in the Company's name, place and stead, with full power of substitution and delegation, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any documents consistent with the terms of this Agreement and the Facility Administration Agreement that the Note Purchaser shall deem necessary or advisable to accomplish the purposes hereof (including any financing or continuation statements that may be necessary to perfect or continue any Lien granted to the Facility Administrator as described in Section 3.1). This appointment as attorney-in-fact is irrevocable and is coupled with an interest until such time as the Commitment Term has ended, all Obligations have been paid in full, and all other obligations of the Company under the Basic Documents have been performed in full. Without in any way limiting the generality of the foregoing, the Facility Administrator shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company on account of the principal of or interest on any of the Pledged Loans and to give full discharge of the same.

            Section 3.4 Duty of Care.

            Neither the Note Purchaser nor the Facility Administrator shall have any duty with respect to any of the Collateral except to use commercially reasonable care in the safekeeping and preservation of any of the Collateral that may come into its actual possession. To the fullest extent permitted under applicable law, the Company hereby waives the defense of impairment of the Collateral. The Company shall take any reasonable and necessary action appropriate to preserve the Note Purchaser's or the

Facility Administrator's rights in the Collateral against any other Person, and shall defend the Collateral against all claims and demands of all Persons, at all times, that are adverse to the Note Purchaser or the Facility Administrator, in its capacity as collateral agent and secured party for the benefit and on behalf of the Note Purchaser.

            Section 3.5 Earnings on Collateral.

            With respect to each Secured Note, so long as an Event of Default shall not have occurred, the aggregate interest collected on all of the Loans constituting related Collateral that relates to the prior Remittance Period as of the related Determination Date may, to the extent not required to pay interest on such Secured Note that accrued during the related Interest Period or to discharge any other Obligation (including the payment of interest on any other Secured Note), be paid by the Facility Administrator to the Company or as otherwise provided in the Facility Administration Agreement, and if by being so paid it is distributed in any manner other than to the Note Purchaser or any person acting on behalf of the Note Purchaser (e.g., the Facility Administrator), then the distributions shall be released from the Lien granted to the Facility Administrator by the Facility Administration Agreement. The Note Purchaser may, in its sole discretion after the occurrence and during the continuation of an Event of Default, direct the Facility Administrator to remit all amounts that would otherwise be available for distribution to the Company or its designee (including any Certificateholder under the Trust Agreement) with respect to the Collateral to be transferred directly to the Note Purchaser.

            Section 3.6 Release of Collateral.

            (a) Release Upon Repurchase or Prepayment of Loan. At any time that a Loan that has been Pledged by the Company hereunder is repurchased or prepaid in full (whether to cover a Shortfall pursuant to Section 5.1 or otherwise), the Company may obtain a release from the Facility Administrator of its Lien with respect to the Loan(s) that are repurchased or as to which a prepayment is made, and the Note Purchaser shall so instruct the Facility Administrator.

            (b) Release Upon Sale of Loans and Prepayment of Secured Notes. If the Note Purchaser shall direct the sale of any Loan as described in Subsection 2.10(b), then, provided that immediately after giving effect to such sale (and taking into account the application of the proceeds of such sale, in whole or in part, to the prepayment of the Secured Notes), no Shortfall would exist, (i) the Note Purchaser shall cause the Facility Administrator to release its Lien with respect to such Loan and (ii) provided, further, that no Default or Event of Default then exists or would be caused thereby, the Note Purchaser shall cause the Facility Administrator to release its Lien with respect to that portion, if any, of the proceeds of such sale in excess of the amount required under Section 2.10(b) to be applied to the payment of the principal of and interest on the Secured Notes.

            (c) Documentation. Any release of the Facility Administrator's Lien with respect to any part of the Collateral as a result of a repurchase or prepayment shall be evidenced by the execution and delivery by the Facility Administrator of appropriate documentation to evidence the release, such documentation to be prepared at the expense of the Company.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Section 4.1 Company's Representations and Warranties;
Representations and Warranties Regarding the Loans.

            (i) The Company and OOMC jointly and severally represent and warrant to the Note Purchaser, with respect to Section 4.1(m), on the date of the Pledge hereunder of the related Loan; and (ii) the Company severally represents and warrants to the Note Purchaser, with respect to each other subsection of this
Section 4.1, on the date of this Agreement, on the date of each Advance and on each date on which any Collateral is released to it or substituted by it, that:

            (a) Due Organization. The Company is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Company is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

            (b) Authorization; Binding Effect. The Company has full power and authority to execute and deliver this Agreement and each Secured Note and to perform its obligations under the Basic Documents to which it is a party. The Basic Documents to which the Company is a party have been duly authorized by all necessary action and do not require any additional approval by anyone that has not already been obtained. The Basic Documents to which the Company is a party have been duly executed and delivered by the Company and constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity and equitable remedies, regardless of whether enforcement is considered in a proceeding in equity or at law.

            (c) No Conflict. Neither the execution and delivery nor the performance by the Company of the Basic Documents to which it is a party will conflict with the governing instruments of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default or require any consent under any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound, or any law, order, or regulation applicable to the Company of any Governmental Authority having jurisdiction over the Company or its properties, and do not and will not result in or require the creation of any Lien (other than pursuant to this Agreement) with respect to any of the Company's properties.

            (d) Approvals. Neither the execution and delivery nor the performance by the Company of the Basic Documents to which it is a party requires any authorization, approval, consent, license, exemption (other than any self-executing exemption), filing, registration, or any other action except those which have been obtained and are in full force and effect or where the failure to comply with the requirement would not adversely affect the delivery, execution or performance by the Company of the Basic Documents.

            (e) No Defaults. Neither the Company nor any of its Affiliates is in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money to which it is a party or by which its properties are bound, which default is likely to result in a Material Adverse Effect. No Event of Default has occurred and is continuing under this Agreement.

            (f) Good Title. The Company holds good and indefeasible title to, and is the sole owner of, all right, title and interest in and to the Collateral (including any and all Loans and the related Other Assets given as security for any of the Company's obligations hereunder), free and clear of all Liens, participations and rights of others (except for the Lien created by this Agreement), and on each date this representation is made, the Note Purchaser has a first priority Lien with respect to the Collateral and no further action in the nature of delivery of possession or filing, including any filing of any document (other than the filing of a UCC-1 financing statement with the Secretary of the State of California naming the Company as "debtor" and the Note Purchaser as "secured party" and describing the Collateral as the "collateral" therein, but only if such filing has not previously been made), is required to establish and (insofar as a security interest may be perfected by filing or possession) perfect the Lien with respect to the Collateral in favor of the Note Purchaser against all third parties in any jurisdiction.

            (g) Chief Executive Office. The Company's Chief Executive Office is located at 3 Ada, Irvine, CA 92618. The Custodial Loan Files concerning the Pledged Loans are held in the offices of the Custodian under the Custodial Agreement in the State of California.

            (h) Taxpayer Identification Number. The Company's federal taxpayer identification number is 3543125.

            (i) Tax Liens. There are no delinquent federal, state, city, county, or other taxes relating to any of the Company, the Immediate Transferor, OOLWC or OOMC except those taxes (i) that are being contested by such Person in good faith, (ii) that are not material in amount, (iii) with respect to which payment has been stayed by a court of competent jurisdiction, (iv) that relate to a Mortgage Property, or (v) that would not have a Material Adverse Effect.

            (j) No Litigation. There are no actions, suits, investigations or other proceedings pending or, to the best knowledge of the Company after due inquiry, threatened against or affecting the Company by or before any court, arbitrator, or Governmental Authority (i) asserting the invalidity of this Agreement or any of the other

Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, or (iii) which is reasonably likely to materially and adversely affect the validity, enforceability, collectibility or value of any Pledged Loan that is being Pledged on such date or other Collateral that is being Pledged on such date or the interest of the Note Purchaser or any Noteholder. There are no preliminary or permanent injunctions or orders by any court or other Governmental Authority pending adversely affecting this Agreement or any of the other Basic Documents or any of the transactions contemplated hereby or thereby.

            (k) All Documents True and Correct. All representations and warranties made, and all information, reports, financial statements (including financial statements of OOMC), exhibits, schedules, and documents or copies of documents furnished to the Note Purchaser by or on behalf of the Company pursuant to or in connection with the negotiation, preparation, delivery or performance of this Agreement and the other Basic Documents to which the Company is a party, or with the transactions contemplated hereby, are true and correct and, when considered as a whole, complete in every material respect or (in the case of projections, based on reasonable estimates), at the time when made or, if limited to a specific date, as of the date to which they refer, and no such writing or information contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to a Responsible Officer of the Company or the Loan Originator that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents to which the Company is a party or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Note Purchaser for use in connection with the transactions contemplated hereby or thereby.

            (l) Investment Company Act. The Company is not, nor is it controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (m) Qualified Loans. Each and every Loan that is a Pledged Loan is also a Qualified Loan.

            (n) Ownership of the Company. The Company is, indirectly, a wholly-owned Subsidiary of OOMC and is wholly-owned, directly, by OOLWC.

            (o) Debt. The Company does not have any outstanding debt obligation for money borrowed (other than debt arising under this Agreement), any other (i.e., debt arising for reasons other than money borrowed) material debt obligations other than amounts owed to the Immediate Transferor in consideration of assets purchased by the Company under the Sale and Servicing Agreement or pursuant to the Disposition Agreement.

            (p) Ordinary Course. The transactions contemplated by this Agreement are in the ordinary course of business of the Company. The Company will engage in each acquisition of Loans under the Sale and Servicing Agreement or pursuant to the Disposition Agreement as a principal and not as an agent.

            (q) Solvency. The Company is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder. The Company will not be rendered insolvent by the execution and delivery of this Agreement or the performance of its obligations hereunder. No petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Company. (r) No Intent to Hinder or Defraud. In incurring any obligation or making any "transfer" (as defined in Section 101 of the Bankruptcy Code) of property or any interest therein pursuant to this Agreement (whether in connection with an Advance or otherwise), the Company does not intend to hinder, delay or defraud any Person to which the Company is or will become, on or after the date on which such obligation is incurred or such transfer is made, indebted.

            (s) Reasonably Equivalent Value. With respect to any obligation incurred by the Company or any "transfer" (as defined in Section 101 of the Bankruptcy Code) of property or any interest therein made by the Company pursuant to this Agreement (whether in connection with an Advance or otherwise),
(i) the Company has received "reasonably equivalent value" within the meaning of
Section 548(a)(1)(B)(i) of the Bankruptcy Code for such obligation or transfer,
(ii) the Company is not and will not become "insolvent" within the meaning of
Section 101(32) of the Bankruptcy Code at the time of or as a result of incurring such obligation or making such transfer, (iii) the Company is not engaged in, and is not about to engage in, any business or transaction for which the any property remaining with the Company constitutes "unreasonably small capital" within the meaning of Section 548(a)(1)(B)(ii)(II) of the Bankruptcy Code, and (iv) the Company does not intend to incur, and does not believe that it will incur, "debts" within the meaning of Section 101(12) of the Bankruptcy Code that would be beyond the Company's ability to pay as such debts matured.

            (t) Contemporaneous Exchange. With respect to any "transfer" (as defined in Section 101 of the Bankruptcy Code) of property or any interest therein made by the Company pursuant to this Agreement (including the Company's Grant to the Note Purchaser of a Lien with respect to Pledged Loans in exchange for an Advance to the Company to finance its purchase of such Pledged Loans), such transfer is intended as a "contemporaneous exchange for new value" given to the Company within the meaning of Section 547(c)(1) of the Bankruptcy Code.

            (u) Underwriting Standards. The Note Purchaser has been provided with true and complete copies of the Underwriting Standards, a copy of which is attached hereto as Exhibit D.

            Section 4.2 OOMC's Representations and Warranties.

            OOMC severally represents and warrants to the Note Purchaser, with respect to each subsection of this Section 4.2 on the date of this Agreement, on the date of each Advance and on each date on which any Collateral is released to the Company or substituted by the Company, that:

            (a) Due Organization. OOMC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. OOMC is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

            (b) Authorization; Binding Effect. OOMC has full corporate power and authority to execute and deliver this Agreement and each other Basic Document to which it is a party and to perform its obligations hereunder and thereunder. The Basic Documents have been duly authorized by all necessary corporate action on the part of OOMC and do not require any additional approval by anyone that has not already been obtained. The Basic Documents to which OOMC is a party have been duly executed and delivered by OOMC and constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity and equitable remedies, regardless of whether enforcement is considered in a proceeding in equity or at law.

            (c) No Conflict. Neither the execution and delivery nor the performance by OOMC of the Basic Documents to which it is a party will conflict with the Articles of Incorporation or bylaws of OOMC or conflict with, result in a breach, violation or acceleration of, or constitute a default or require any consent under any instrument or agreement to which OOMC is a party or by which OOMC or its properties may be bound, or any law, order, or regulation applicable to OOMC of any Governmental Authority having jurisdiction over OOMC or its properties, and do not and will not result in or require the creation of any Lien with respect to any of OOMC's properties.

            (d) Approvals. Neither the execution and delivery nor the performance by OOMC of the Basic Documents to which it is a party requires any authorization, approval, consent, license, exemption (other than any self-executing exemption), filing, registration, or any other action except those which have been obtained and are in full force and effect or where the failure to comply with the requirement would not adversely affect the delivery, execution or performance by OOMC of the Basic Documents to which it is a party.

            (e) No Defaults. Neither OOMC nor any of its Affiliates is in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money to which it is a party or by which its properties are bound, which default is likely to result in a Material Adverse Effect.

            (f) Tax Liens. There are no delinquent federal, state, city, county, or other taxes relating to any of the Company, the Immediate Transferor, OOLWC or

OOMC except those taxes (i) that are being contested by such Person in good faith, (ii) that are not material in amount, (iii) with respect to which payment has been stayed by a court of competent jurisdiction, (iv) that relate to a Mortgage Property, or (v) that would not have a Material Adverse Effect.

            (g) No Litigation. There are no actions, suits, investigations or other proceedings pending or, to the best knowledge of OOMC after due inquiry, threatened against or affecting OOMC by or before any court, arbitrator, or Governmental Authority (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, or (iii) which is reasonably likely to materially and adversely affect the validity, enforceability, collectibility or value of any Pledged Loan that is being Pledged on such date or other Collateral that is being Pledged on such date or the interest of the Note Purchaser or any Noteholder. There are no preliminary or permanent injunctions or orders by any court or other Governmental Authority pending adversely affecting this Agreement or any of the other Basic Documents or any of the transactions contemplated hereby or thereby.

            (h) All Documents True and Correct. All representations and warranties made, and all information, reports, financial statements, exhibits, schedules, and documents or copies of documents furnished to the Note Purchaser by or on behalf of OOMC pursuant to or in connection with the negotiation, preparation, delivery or performance of this Agreement and the other Basic Documents to which OOMC is a party, or with the transactions contemplated hereby, are true and correct and, when considered as a whole, complete in every material respect or (in the case of projections, based on reasonable estimates), at the time when made or, if limited to a specific date, as of the date to which they refer, and no such writing or information contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to a Responsible Officer of OOMC that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents to which OOMC is a party or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Note Purchaser for use in connection with the transactions contemplated hereby or thereby.

            (i) Investment Company Act. OOMC is not, nor is it controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (j) Ownership of the Company. The Company is, indirectly, a wholly-owned Subsidiary of OOMC and is wholly-owned, directly, by OOLWC.

                                    ARTICLE V

                      BREACH OF REPRESENTATION OR WARRANTY

            Section 5.1 General.

            If, after giving effect to the reduction of the Market Value of any one or more Pledged Loans to zero in accordance with the definition of "Market Value" by reason of the breach of a representation or warranty set forth on Exhibit B or in Section 4.1(m) (or in Section 4.1(k) or 4.2(h) to the extent that Section 4.1(k) or 4.2(h) relates to the representations and warranties set forth on Exhibit B or in Section 4.1(m)), a Shortfall would exist, then:

            (i) if such breach is curable, not later than ninety (90) days after the earlier of the Company's or OOMC's discovery of such breach and the Company's or OOMC's receipt of notice to that effect from the Note Purchaser or any other Noteholder, or

            (ii) if such breach is not curable, within two Business Days after the earlier of the Company's or OOMC's discovery of such breach and the Company's or OOMC's receipt of notice to that effect from the Note Purchaser or any other Noteholder, the Company and OOMC, jointly and severally, shall (x) if such breach is curable, cure, or require the Loan Originator (if the breach is also a breach of the Loan Originator's representations and warranties pursuant to Section 3.05 of the Sale and Servicing Agreement) to cure, the breach in all material respects, or (y) whether or not such breach is curable, (1) prepay on any Business Day the affected Secured Notes in an amount at least equal to such Shortfall, (2) pledge (or, in the case of OOMC, cause to be pledged) additional Qualified Substitution Loans the Collateral Value of which equals or exceeds the amount of the Shortfall (subject to satisfaction of the conditions set forth herein and such other conditions as the Note Purchaser shall reasonably specify, which shall not include the payment of any breakage fee), or (3) enforce the Company's right to require the Loan Originator (if the breach is also a breach of the Loan Originator's representations and warranties pursuant to Section 3.05 of the Sale and Servicing Agreement) to repurchase the affected Pledged Loan at the applicable Repurchase Price. If the Company and OOMC fail so to cure a Shortfall within the applicable cure period set forth in the preceding sentence, then the Note Purchaser or Noteholder, in addition to any other right, remedy, power or privilege it may have in respect of such failure, may, if applicable, enforce the Company's rights against the Loan Originator pursuant to either clause (x) or subclause (3) of clause (y) of the preceding sentence.

            If the Company demands that the Loan Originator repurchase a Loan that the Loan Originator is required to repurchase pursuant to the Sale and Servicing Agreement and the Loan Originator shall fail to do so, the Company shall nevertheless be required to cure such breach by taking other curative action permitted by this Section 5.1.

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

            Without in any way derogating from the Company's obligation to deliver to the Custodian with respect to each Pledged Loan the Custodial Loan File required to be delivered pursuant to Section 2 of the Custodial Agreement, the parties agree that not later than three (3) Business Days after the earlier of (p) the Company's receipt of notice from the Note Purchaser or any Noteholder or from the Custodian, and (q) the Company's discovery that the Custodial Loan File required to be delivered pursuant to Section 2 of the Custodial Agreement have not been so delivered, the Company shall (a) cure the breach in all material respects, (b) substitute for the affected Pledged Loans one or more Qualified Substitution Loans the aggregate Collateral Value of which equals or exceeds the aggregate Collateral Value of the affected Pledged Loans (subject to satisfaction of the conditions set forth herein and such other conditions as the Note Purchaser shall reasonably specify, which shall not include the payment of any breakage fee), or (c) or repurchase, or cause the Loan Originator (if the breach is also a breach of the Loan Originator's representations and warranties pursuant to Section 3.05 of the Sale and Servicing Agreement) to repurchase, the affected Pledged Loan(s) for an amount equal to the Collateral Value thereof.

            Section 5.2 Sole Remedy.

            Apart from the determination of "Market Value" as provided in
Section 1.1, the right of the Note Purchaser to give notice of Margin Options as provided in Section 2.11, Section 5.1 provides the sole remedy available to the Note Purchaser with respect to the breach of any representation or warranty set forth on Exhibit B or in Section 4.1(m) (or in Section 4.1(k) or 4.2(h), to the extent that Section 4.1(k) or 4.2(h) applies to the representations and warranties set forth on Exhibit B or in Section 4.1(m)). Notwithstanding the foregoing, the parties acknowledge that (i) the Note Purchaser is the assignee of, and may enforce directly against the Loan Originator, all rights with respect to the Loan Originator's obligations under Sections 2.05 and 3.06 of the Sale and Servicing Agreement, and (ii) the Note Purchaser is the assignee of, and may enforce directly against the related Transferor, all rights and remedies provided under any applicable Transfer Agreement in the event of a breach of any representation or warranty with respect to a Pledged Loan.

                                   ARTICLE VI

                        CONDITIONS PRECEDENT TO ADVANCES

            Section 6.1 Receipt by the Note Purchaser of Certain Documents.

            No Advance will be made by the Note Purchaser unless, in addition to the conditions precedent set forth in Section 6.2 having been satisfied on or before the relevant Advance Date, the Note Purchaser shall have received:

            (i) On the initial Advance Date (i.e., the Advance Date of the initial Secured Note issued and sold hereunder), in addition to the documents set forth in paragraph (ii) below, each of the following documents, each in form and substance reasonably satisfactory to the Note Purchaser:

                  (a) A copy of this Agreement, executed and delivered on behalf of each of the Company and the Loan Originator by a duly authorized officer of the Company or the Loan Originator, as the case may be.

                  (b) A copy of each of the following Basic Documents, executed and delivered be each party thereto other than the Note Purchaser, certified (with respect to documents to which the Note Purchaser is not a party) by a duly authorized officer of the Company as being true and correct copies of the originals thereof:

                        (1) The Custodial Agreement;

                        (2) The Facility Administration Agreement; and the Agreement of Depository Bank referred to therein;

                        (3) The Loan Purchase and Contribution Agreement;

                        (4) The Sale and Servicing Agreement;

                        (5) The Issuer Administration Agreement;

                        (6) The Amended and Restated Master Disposition Agreement; and

                        (7) That certain Guaranty Agreement executed by H&R Block Corporation in favor of the Note Purchaser with respect to Wet Funded Loans.

                  (c) Opinions of counsel (A) with respect to certain bankruptcy, non-consolidation and "true sale" matters, (B) to the effect that the Note Purchaser will have a first perfected security interest in the Promissory Notes and the Mortgages and that portion of the other Collateral in which a security interest may be perfected by filing, (C) that the Secured Notes will be treated as indebtedness of the Company, and (D) with respect to such other matters the Note Purchaser may reasonably require.

                  (d) A certificate by a duly authorized officer of the Owner Trustee of the Company ("Owner Trustee") relating to: (A) copies of the Trust Agreement (including all amendments, supplements, and modifications thereto), and (B) the authority of the Owner Trustee to execute and deliver on behalf of the Company each of the Basic Documents to which the Company is or is to become a party.

                  (e) A certificate of the Loan Originator by a duly authorized officer of the Loan Originator relating to: (A) a copy of the resolutions of the Loan Originator's board of directors authorizing the Loan Originator's execution, delivery and performance of the Basic Documents to which the Loan Originator is or is to become a party and the transactions contemplated thereby, in form and substance satisfactory to the Note Purchaser, which certificate shall state that the resolutions have not been amended, modified, revoked, or rescinded; (B) copies of the Articles of Incorporation and bylaws of the Loan Originator (including any and all amendments, supplements, and modifications thereto); and (C) all permits, licenses, approvals and consents required in connection with the execution, delivery and performance by each of the Company, OOMC and OOLWC, and the validity and enforceability against each such Person, of each of the Basic Documents to which such Person is or is to become a party having been obtained and being in full force and effect, without having been amended, modified, revoked or rescinded.

                  (f) A certificate of OOLWC relating to: (A) a copy of the resolutions of OOLWC's board of directors authorizing OOLWC's execution, delivery and performance of the Basic Documents to which OOLWC is or is to become a party and the transactions contemplated thereby, in form and substance satisfactory to the Note Purchaser, which certificate shall state that the resolutions have not been amended, modified, revoked, or rescinded; and (B) copies of the Articles of Incorporation and bylaws of OOLWC (including any and all amendments, supplements, and modifications thereto).

            (ii) On each Advance Date, all of the following documents, each (except as otherwise provided below) in form and substance reasonably satisfactory to the Note Purchaser:

                  (a) The Secured Note relating to the Advance to be made thereon, substantially in the form of Exhibit A to the Facility Administration Agreement, executed and delivered on behalf of the Company by a duly authorized officer of the Facility Administrator.

                  (b) A Collateral Schedule satisfactory to the Note Purchaser in its sole discretion.

                  (c) A copy of the Trust Receipt issued by the Custodian with respect to the Loans identified on the Collateral Schedule.

                  (d) If requested by the Note Purchaser, copies, certified as being true and correct copies of the originals, each Basic Document not specifically required to be delivered as a condition precedent to such Advance.

                  (e) A release of each Lien, if any, existing with respect to any Loan (other than a Wet Funded Loan) being Pledged on such Advance Date (other than the Lien in favor of the Note Purchaser created hereby), duly executed by or on behalf of the holder of such Lien.

                  (f) A copy of a direction from the Company addressed to and acknowledged by the Servicer (it being understood that, pursuant to the Sale and Servicing Agreement, the Servicer shall service and administer each Loan being added to the Collateral) stating that after the Servicer is notified in writing by the Note Purchaser that an Event of Default has occurred and is continuing, the Servicer shall no longer accept any instructions from the Company that involve any material modification of any Loan, whether by way of amendment, consent, forbearance, or otherwise, unless the direction is in writing and consented to in writing by the Note Purchaser.

                  (g) To the extent not previously delivered to the Note Purchaser, a copy of each agreement with a service provider that the Company is required to obtain pursuant to Section 7.1(k).

                  (h) With respect to any Advance for which the Borrowing Base includes any Wet Funded Loan:

                        (x) at least one Business Day prior to the related Advance Date, the Note Purchaser shall have received notice of the Estimated Note Issuance Proceeds;

                        (y) on or prior to the related Advance Date, the Note Purchaser shall have received the related Wet Funding Schedule.

                  (i) A certificate from the Company stating that it has not experienced any material adverse change or material adverse event since April 1, 2000.

            Section 6.2 Conditions Precedent to all Advances and Substitutions.

            The making of any Advance or the substitution of any Collateral is subject (in addition to (i) the satisfaction of the applicable conditions precedent set forth in Section 6.1 and, (ii) in the case of a substitution of Collateral, the satisfaction of the conditions set forth in Section 6.3) to the satisfaction, on or before the relevant Advance Date or date of such substitution of Collateral, of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Company and OOMC in this Agreement shall be true and correct in all material respects on that date, both before and after giving effect to the Advance or the substitution, as though made on that date.

            (b) No Default; No Interruption of Funding Period. Before and after giving effect to the Advance or the substitution, no Default or Event of Default shall have occurred and be continuing; the Funding Period under the Sale and Servicing Agreement shall be in effect; and no default or event of default shall have occurred and be continuing under either the Greenwich Facility or the B of A Facility (as defined in the Disposition Agreement).

            (c) Certificates. Both immediately prior to each Advance and also after giving effect thereto and to the intended use of the proceeds thereof, the representations and warranties made by the Company in each of the Basic Documents, shall be true, correct and complete on and as of the date of the making of such Advance in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Note Purchaser shall have received a certificate signed by a Designated Agent of the Company certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that the Company is in compliance with all governmental licenses and authorizations and, if relevant under applicable law, is qualified to do business and in good standing in all required jurisdictions.

            (d) No Violation. The consummation of the transactions contemplated hereby and by the other Basic Documents shall not violate or conflict with, nor involve the Note Purchaser in a violation of, any applicable law, rule, regulation or order.

            (e) Due Diligence Fees and Other Expenses. To the extent billed, the due diligence fees related to such Advance or substitution and the legal fees and other "out-of-pocket" expenses of the Note Purchaser in connection with the purchase of the related Secured Note (for which the Company shall be billed quarterly) shall have been paid in full (subject to any previously agreed upon maximum) in cash, as specified in Section 8.3.

            (f) Information. All information provided by the Company to the Note Purchaser concerning each of the Loans to be Pledged on such Advance Date or date of substitution shall be true and correct in all material respects as of such Advance Date or date of substitution.

            (g) Proceedings. All corporate and legal proceedings and all instruments in connection with such Advance Date or date of substitution, or otherwise in connection with this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to the Note Purchaser, and the Note Purchaser shall have received from the Company copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Note Purchaser may reasonably have requested. Such documents shall include, in addition to the documents listed in
Section 6.1, a certificate of the Secretary or Assistant Secretary of the Company certifying the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder on such Advance Date or date of substitution.

            (h) Servicing Reports. The Note Purchaser shall have received the most recent available standard servicing or loan reports in summary form, if any, with respect to all of the Pledged Loans.

            (i) Due Diligence. The Note Purchaser or its designee shall have been authorized by the Company, the Immediate Transferor, OOLWC and OOMC, as may be appropriate, to perform both (i) its standard loan review of each pool of Loans to be Pledged, which may entail a loan-by-loan review, at the discretion of the Note Purchaser, and (ii) prior to the initial Advance Date, or at the discretion of the Note Purchaser, a detailed review of OOMC's underwriting and servicing procedures, template legal documents and other relevant materials.

            (j) Limitations. The initial Principal Amount of the Secured Note relating to the Advance, when added to the aggregate Principal Amount of all issued and outstanding Secured Notes, shall not exceed either (i) the Commitment Amount, or (ii) the Borrowing Base, and the Loans to be purchased with the proceeds of such Advance shall not, when aggregated with all other Pledged Loans, cause any of the Applicable Limitations to be exceeded.

            (k) Servicing. The Servicer (i) shall not be in material default of its servicing, administrative or other obligations under the Sale and Servicing Agreement, and (ii) shall be an Eligible Servicer (as defined therein).

            Section 6.3 Additional Collateral.

            No pledge of additional or substitute Loans shall be accepted unless the Company shall have delivered to the Custodian the related Custodial Loan File in accordance with the Custodial Agreement and the Custodian shall have delivered a replacement Trust Receipt, and amended the Collateral Schedule, with respect to each of the Custodial Loan Files (or, if applicable, Promissory Notes) delivered.

                                   ARTICLE VII

                                    COVENANTS

            Section 7.1 Affirmative Covenants.

            Until (i) the Commitment Term has ended, (ii) all Obligations have been paid in full and (iii) all other obligations of the Company under the Basic Documents have been performed in full, the Company, covenants and agrees that it will do all of the following:

            (a) Existence; Conduct of Business. Continue to engage in the business now conducted by it and preserve and maintain in full force and effect its existence and all permits, licenses, approvals, consents, rights, privileges, and franchises necessary or desirable in the conduct or transaction of its business or the ownership of its properties.

            (b) Taxes. Pay and discharge, or cause the Servicer to pay and discharge, all taxes, levies, liens, and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral.

            (c) Laws. Comply in all material respects with all laws, ordinances, rules, and regulations of any federal, state, municipal, or other public authority having jurisdiction over the Company or any of its assets.

            (d) Name and Locations. Advise the Note Purchaser in writing at least thirty (30) days prior to the opening of any new chief executive office or the closing of any such office and of any change in the Company's name or the places where the books and records pertaining to the Collateral are kept.

            (e) Records. Maintain records with respect to the Collateral and the conduct and operation of its business in conformity with general standards in the subprime mortgage loan servicing industry and with no less a degree of prudence than if the Collateral were held by the Company for its own account, and furnish the Note Purchaser, upon reasonable request by the Note Purchaser, with information with respect to the Collateral.

            (f) Reports. Provide, or cause the Servicer to provide, to the Note Purchaser a magnetic tape, floppy disk or electronic transmission, as the Note Purchaser shall elect from time to time, containing the Servicer's standard monthly remittance report, which report shall be in substantially the form required under the Sale and Servicing Agreement .

            (g) Pay Obligations. Pay, discharge, or otherwise satisfy before they become delinquent all material obligations of whatever nature, except when
(i) the failure to pay, discharge or satisfy such obligations before they become delinquent is consistent with Accepted Servicing Practices or (ii) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and the Company has established adequate reserves with respect thereto and no liens have attached to any portion of the Collateral.

            (h) Notices. Promptly, and in any event within one Business Day of the occurrence thereof, notify the Note Purchaser in writing of (i) the occurrence of any event of default by any Person under any indenture, mortgage, deed of trust, agreement, or other instrument or contractual obligation to which the Company or any Affiliate of the Company is a party or by which its properties may be bound or affected, if such occurrence could reasonably be expected to have a Material Adverse Effect, or (ii) the occurrence of any Default or Event of Default.

            (i) Ownership of Company. At all times be wholly-owned (i) directly, by OOLWC, and (ii) indirectly, by OOMC.

            (j) Financial Statements. Furnish or cause to be furnished to the Note Purchaser:

                  (i) Within 90 days after the last day of each fiscal year of OOMC, consolidated and consolidating statements of income (and, in the case of the consolidated statement, sources and uses of funds) for OOMC for such year and consolidated and consolidating balance sheets for OOMC as of the end of such year, presented fairly in all material respects in accordance with GAAP and accompanied by (A) an unqualified report of a firm of independent certified public accountants of nationally recognized standing and (B) a copy of any management letter issued by such certified public accountants in connection with the preparation of their report; and

                  (ii) Within 45 days after the last day of each fiscal quarter of OOMC, (A) unaudited consolidated and consolidating statements of income for

      OOMC for such quarter, and unaudited consolidated and consolidating balance sheets for OOMC as of the end of such quarter, and (B) a certificate of a Responsible Officer of OOMC stating that such financial statements are presented fairly in all material respects and in accordance with GAAP, subject to year-end audit adjustments, and further certifying that neither OOMC nor any of its Subsidiaries is in default under the terms and conditions of the Basic Documents or any other material agreement evidencing or securing any indebtedness of such Person.

            (k) Sale and Servicing Agreement. Cause the Pledged Loans to be serviced and administered by the Servicer (including any Subservicers) in substantial compliance with Accepted Servicing Practices and, at all times, enforce the obligations of the Servicer (including any Subservicers) under the Sale and Servicing Agreement.

            (l) Collections. Cause each of its agents (including the Servicer) to agree to hold in trust and to deposit, in accordance with its normal and customary practices and procedures, all Collections received from time to time in respect of the Pledged Loans (net of Servicing Fees and ancillary amounts that are payable to the Servicer under the Sale and Servicing Agreement) to the Collection Account maintained pursuant to the Facility Administration Agreement or to such other account or accounts as may be specified and maintained by the Note Purchaser or its designee from time to time.

            (m) Certain Agreements. Comply in all material respects with the terms of both the Custodial Agreement and the Facility Administration Agreement.

            (n) Material Modifications. Except as otherwise permitted in the Sale and Servicing Agreement, agree to any material modification of any Pledged Loan only with the prior written consent of the Note Purchaser.

            (o) Custodial Loan Files. Deliver all Custodial Loan Files to the Custodian as provided in the Custodial Agreement.

            (p) Bankruptcy Petitions. Cause each service provider engaged by the Company that is an Affiliate of the Company to agree and covenant that such service provider shall not, prior to a date which is one year and one day after the payment in full of all Obligations (i) petition or otherwise invoke, directly or indirectly, the process of any Governmental Authority for the purpose of (A) commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or (B) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property or (C) ordering the winding up or liquidation of the affairs of the Company, or (ii) acquiesce to any of the foregoing.

            (q) Purpose. Use the funds derived from issuing and selling the Secured Notes solely to purchase Loans and other Collateral from the Immediate Transferor.

            (r) Inspections. Permit representatives of the Note Purchaser, at the Note Purchaser's expense (except as otherwise provided herein with respect to any due diligence activities undertaken by or for the Note Purchaser) at any reasonable time prior to the occurrence of an Event of Default and at the Company's expense at any time thereafter, to (i) visit and inspect any of the Company's properties and examine and make copies of or abstracts from any of its books and records in any way relating to the Collateral or to the Company's compliance with the provisions of this Agreement or any other Basic Document at any reasonable time and as often as may reasonably be desired by the Note Purchaser (but, prior to the occurrence of any Default or Event of Default, only upon not less than five Business Days' prior notice), and (ii) discuss the business, operations, properties, assets and financial and other condition of the Company with the Company's officers and employees of the Company and with its independent certified public accountants (it being agreed that the Company shall cause such officers, employees and accountants to be available for such purposes and to cooperate fully with such representatives); provided, however, that the results of any such visit, inspection, examination, discussion or audit, to the extent such results are proprietary and non-public, shall be kept confidential by the Note Purchaser and its Affiliates except (x) as may be required by law or regulation or by any governmental agency or regulatory body having authority over the Note Purchaser or its Affiliates, (y) to the extent that such information may be communicated to the legal counsel, auditors and other advisers of the Note Purchaser or its Affiliates, and (z) in connection with any legal or other proceedings for the enforcement of any right, remedy, power or privilege of the Note Purchaser under any Basic Document or for the protection of the Note Purchaser's interests thereunder.

            (s) ERISA. Promptly give the Note Purchaser written notice upon becoming aware that the Company is not in compliance in all material respects with ERISA or that any Lien exists on any of the Pledged Loans under ERISA.

            (t) Company's Books and Records. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.

            (u) Bringdown Certificates, Etc. Supply the Note Purchaser with bring-down good standing certificates, legal opinions, officer's certificates and similar such items, promptly upon the Note Purchaser's reasonable request. The Note Purchaser will not, however, request such items more frequently than once in any period of 90 consecutive days unless either a Default or an Event of Default shall have occurred and be continuing.

            (v) Recordings and Filings. Within ten (10) days of the initial Advance Date, file all material instruments and documents (including UCC-1 financing statements and continuation statements) required to be filed to create in favor of the Note Purchaser a perfected Lien with respect to the Collateral shall have been duly prepared (and, if applicable executed or acknowledged) by the Company and delivered to the Note Purchaser in the proper form for filing in each office in each relevant jurisdiction.

            Section 7.2 Negative Covenants.

            Until (i) the Commitment Term has ended, (ii) all Obligations have been paid in full and (iii) all other obligations of the Company under the Basic Documents have been performed in full, the Company covenants and agrees that it will not:

            (a) Liens. Create, incur, assume, or suffer to exist, any Lien with respect to any of the Collateral whether now owned or existing or hereafter acquired or arising, other than liens in favor of the Note Purchaser, or permit any financing statement (except any financing statements in favor of the Note Purchaser) or assignment (except for any assignments in favor of the Note Purchaser) to be on file in any public office with respect thereto.

            (b) Dispositions. Sell, lease, license, transfer, assign, convey, dispose of, alienate, terminate or relinquish any of the Company's right, title or interest in or to the Collateral, except as specifically provided herein.

            (c) Mergers. Either (i) merge with or into or consolidate with any other Person, regardless of whether the Company is the surviving entity in such merger or consolidation, or transfer all or substantially all of its assets to any other Person to accomplish a similar purpose, or (ii) wind up, liquidate, or dissolve, or (iii) agree to do any of the foregoing.

            (d) Amendments. Without obtaining the prior written approval of the Note Purchaser in each case, either (i) amend, supplement or otherwise modify (or agree to amend, supplement or otherwise modify) the Company's charter, bylaws or other organizational documents (unless such amendment, supplement or other modification cannot reasonably be expected to have a Material Adverse Effect) or (ii) amend, supplement or otherwise modify (or agree to amend, supplement or otherwise modify, or, to the extent its consent is required therefor, consent to any amendment or supplement to or modification of) the Sale and Servicing Agreement or any other Basic Document, or any other document, instrument or agreement in any way relating to the transactions contemplated hereunder or thereunder.

            (e) Structural Changes. Change its name, chief executive office, or location where its books and records are kept with respect to the Collateral, on less than thirty (30) days' prior written notice to the Note Purchaser; or., except with the Note Purchaser's prior written consent, change its structure or ownership.

            (f) Underwriting Standards. Prior to pledging the affected Loans hereunder, approve any proposed amendments, supplements or other modifications to the Underwriting Standards that are material in nature without first providing the Note Purchaser with a copy of such proposed modifications; provided that if, within 15 Business Days after receipt of a copy thereof, the Note Purchaser informs the Company that it disapproves of one or more of such proposed modifications, "Underwriting Standards" shall mean, for purposes of this Agreement and the other Basic Documents, the Underwriting Standards previously in effect, modified only to the extent of such modifications as have not been disapproved by the Note Purchaser pursuant to this Subsection 7.2(f).

            (g) Use of Proceeds. Use the proceeds of the Advances made pursuant to this Agreement, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Advances under this Agreement as being "purpose credit" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            (h) Other Debts. Incur or otherwise become liable for any debt obligation for money borrowed (other than debt arising under this Agreement), or for any other (i.e., debt arising for reasons other than money borrowed) material debt obligations other than amounts owed to the Immediate Transferor in consideration of assets purchased by the Company under the Sale and Servicing Agreement or pursuant to the Disposition Agreement), without first obtaining the specific written consent of the Note Purchaser (which consent may be given or withheld in the Note Purchaser's sole discretion).

            (i) Unauthorized Assignment. Attempt to assign this Agreement or any rights hereunder without first obtaining the specific written consent of the Note Purchaser (which consent may be given or withheld in the Note Purchaser's sole discretion).

                                  ARTICLE VIII

                        INDEMNIFICATION AND REIMBURSEMENT

            Section 8.1 Indemnification.

            (a) The Company hereby covenants and agrees to indemnify, defend and hold harmless the Note Purchaser and its assignees hereunder from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys', expert witnesses' and consultants' fees and disbursements and amounts paid in settlement) to which the Note Purchaser or any such assignee may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon (i) a breach by the Company of its representations, warranties and covenants contained herein or in any other Basic Document or (ii) any information certified in any schedule or certificate delivered by the Company hereunder or in connection with this Agreement or the other Basic Documents being untrue in any material respect at any time, in each case, except to the extent provided in Section 5.1 with respect to any breach of the representations and warranties set forth on Exhibit B or in Section 4.1(m) (or in Section 4.1(k) or 4.2(h), to the extent that Section 4.1(k) or 4.2(h) applies to the representations and warranties set forth on

Exhibit B or in Section 4.1(m)) and except to the extent that such loss, liability, damage, judgment, claim, deficiency, or expense is the result of the indemnified party's own negligence, willful misfeasance or bad faith.

            (b) OOMC hereby covenants and agrees to indemnify, defend and hold harmless the Note Purchaser and its assignees hereunder from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys', expert witnesses' and consultants' fees and disbursements and amounts paid in settlement) to which the Note Purchaser or any such assignee may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon (i) a breach by OOMC of its representations, warranties and covenants contained herein or in any other Basic Document or (ii) any information certified in any schedule or certificate delivered by OOMC hereunder or in connection with this Agreement or the other Basic Documents being untrue in any material respect at any time, in each case, except to the extent provided in
Section 5.1 with respect to any breach of the representations and warranties set forth on Exhibit B or in Section 4.1(m) (or in Section 4.1(k) or 4.2(h), to the extent that Section 4.1(k) or 4.2(h) applies to the representations and warranties set forth on Exhibit B or in Section 4.1(m)) and except to the extent that such loss, liability, damage, judgment, claim, deficiency, or expense is the result of the indemnified party's own negligence, willful misfeasance or bad faith.

            Section 8.2 Taxes and Other Governmental Charges.

            Any tax, fee, governmental charge or other liability (excluding any tax liability arising from the receipt by the Note Purchaser of interest income on any Advance) incurred by the Note Purchaser as a result of the Note Purchaser's status as the Note Purchaser under this Agreement or beneficial holder or secured party with respect to the Collateral shall be borne, jointly and severally, by the Company. Until the Commitment Term has ended and all of the Obligations have been paid in full, the Company and OOMC jointly and severally agree to indemnify and defend and hold the Note Purchaser harmless from and against any tax, fee, governmental charge or other liability inuring to the Note Purchaser as a result of the Note Purchaser's status as the Note Purchaser under this Agreement or beneficial holder or secured party with respect to the Collateral (except any tax liability arising from the receipt by the Note Purchaser of interest income on any Advance). The Company and OOMC jointly and severally agree to indemnify and defend and hold harmless the Note Purchaser from and against all liabilities and expenses to which the Note Purchaser may become subject relating to any fees, taxes or liability to any third party resulting from any action taken or omitted by or upon instructions of the Company or OOMC with respect to the Collateral.

            Section 8.3 Reimbursement of Expenses.

            The Company and OOMC hereby jointly and severally covenant and agree to pay (or to reimburse the Note Purchaser promptly upon demand therefor) all reasonable out-of-pocket costs and expenses of the Note Purchaser incident to this Agreement and the other Basic Documents and the transactions contemplated hereunder and thereunder, including (i) all reasonable fees, expenses and disbursements of the Note Purchaser's counsel incurred in connection with negotiation, drafting and subsequent administration of this Agreement and the other Basic Documents and the transactions contemplated hereunder and thereunder, provided that the Company and OOMC shall not be required to pay or reimburse under this clause (i) in respect of the negotiation and drafting of the Basic Documents any amount in excess of $75,000, (ii) the costs and expenses of any due diligence conducted by the Note Purchaser in connection with this Agreement and the other Basic Documents and the transactions contemplated hereunder and thereunder, including the cost of any third-party contract underwriter acceptable to the Note Purchaser (such costs and expenses of due diligence not to exceed $7,500 per any calendar month in connection with the Note Purchaser's ongoing due diligence activities hereunder; (iii) all fees and charges of the Custodian under the Custodial Agreement, including those fees relating to the Custodian's review of the Custodial Loan Files relating to the Pledged Loans; (iv) all fees and charges of the Facility Administrator under the Facility Administration Agreement; and (v) all costs incurred by the Note Purchaser in connection with the perfection of any Lien with respect to the Collateral granted by the Company hereunder, including the costs of filing UCC-1 financing statements and any other necessary or appropriate documents. In addition, the Company and OOMC, jointly and severally, shall pay (or reimburse the Note Purchaser promptly upon demand therefor) all reasonable costs and expenses (including reasonable attorneys', expert witnesses' and consultants' fees and disbursements) of the Note Purchaser incident to the enforcement of the Note Purchaser's rights, remedies, powers or privileges or the Company's or OOMC's obligations hereunder or under any Secured Note or any other Basic Document or to the protection of the Note Purchaser's interests hereunder or thereunder, whether by judicial proceedings or otherwise, including in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Company.

            Section 8.4 Survival.

            The obligations of the Company and OOMC under this Article VIII shall be effective and enforceable whether or not any Secured Note is outstanding hereunder and, in all events, shall survive the execution, delivery, performance and termination of this Agreement.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            Section 9.1 Events of Default.

            Each of the following shall constitute an "Event of Default" with respect to all of the issued and outstanding Secured Notes, whether it occurs voluntarily or involuntarily, by operation of law or otherwise:

            (a) Nonperformance. Any failure (i) to pay the interest due and payable on any Secured Note on any Payment Date or other relevant date (including the

Redemption Date), (ii) to pay any principal or other amount due and payable under any Secured Note on any Payment Date or other relevant date (including the Redemption Date), (iii) to pay the Minimum Usage Fee as and when provided in the Pricing Side Letter, (iv) to pay any other amount due under this Agreement or
(v) to perform or observe any other provision of this Agreement (other than one specifically addressed in any other provision of this Section 9.1), which failure shall, (x) in the case of clause (i), (ii) or (iii) above, continue for more than one Business Day after oral (including telephonic) or written notice of such failure to the Company by the Note Purchaser or any Noteholder, or (y) in the case of clause (iv) or (v), continue for more than thirty (30) days after written notice of such failure to the Company by the Note Purchaser or any Noteholder.

            (b) Failure to Maintain Security. The Noteholders shall cease to have a first priority perfected Lien with respect to the Collateral or any material portion thereof.

            (c) Failure of OOMC to Maintain Requisite Financial Condition. (i) At any time during this Agreement, OOMC shall fail to (A) possess sufficient net capital and liquid assets (or ability to access the same) to satisfy its debts and other obligations as they become due in the normal course of business, (B) maintain a minimum of Tangible Net Worth of $425 million as of any day, (C) maintain a minimum Net Income of $1.00 for each quarter and the three (3) quarters preceding such quarter; and (D) maintain a ratio of 1.0 or greater at any time pursuant to the Capital Adequacy Test, attached as Exhibit E hereto; or
(ii) at any time during the Commitment Term, (A) maintain a minimum balance of cash or cash equivalents, not subject to any Liens, of $20 million or maintain a liquidity facility with Block Financial in an amount not less than $150,000,000, and (B) have a Non-Warehouse Leverage Ratio of no more than 0.5x.

            (d) Act of Insolvency. The occurrence of an Act of Insolvency involving the Company or any Affiliate of the Company.

            (e) Other Creditors. The Company shall enter into any agreement, other than this Agreement and the other Basic Documents, to borrow money from any Person, or shall incur any other material debt obligation to any Person for a reason other than money borrowed, and other than amounts owed to the Immediate Transferor in consideration of assets purchased by the Company under the Asset Purchaser Agreement, in each case without first obtaining the specific written consent of the Note Purchaser (which consent may be given or withheld in the Note Purchaser's sole discretion).

            (f) Immediate Transferor, OOLWC or OOMC Defaults. Either of the following shall occur: (i) the Immediate Transferor, OOLWC or OOMC shall default under any of the Basic Documents to which it is a party, any applicable grace period set forth thereon shall have expired, and such default, in the Note Purchaser's good faith business judgment, is likely to have a Material Adverse Effect; or (ii) any recourse debt (as distinguished from asset-backed debt other than secured and warehouse debt that is recourse debt) on which the Immediate Transferor, OOLWC, OOMC or any Affiliate of OOMC is accelerated by the lender(s) thereunder as a result of the occurrence of any event of default thereunder and such acceleration, in the Note Purchaser's commercially reasonable business judgment, is likely to have a Material Adverse Effect; provided that any waiver of such event of default by the lender(s) thereunder shall automatically constitute a waiver of the corresponding Event of Default hereunder.

            (g) Merger or Consolidation. The Company shall cease to be wholly owned by OOLWC, or indirectly wholly-owned by OOMC, as required by Section 7.1(i), or shall take any action prohibited by Section 7.2(c), or a Change in Control shall occur, in any such case, without the prior written consent of the Note Purchaser.

            (h) Final Judgment. A final, non-appealable judgment by any competent court in the United States for the payment of money in an amount in excess of $3,000 is rendered against the Company, and the same remains undischarged and unpaid for a period of sixty (60) days during which execution of the judgment is not effectively stayed.

            (i) Breach of Representation. Any representation or warranty (other than one set forth on Exhibit B or in Section 4.1(m) (or in Section 4.1(k) or 4.2(h), to the extent that Section 4.1(k) or 4.2(h) applies to the representations and warranties set forth on Exhibit B or in Section 4.1(m)) made by the Company or OOMC herein shall have been incorrect or untrue in any respect when made or repeated (or deemed made or repeated), and the condition resulting in that representation or warranty having been incorrect or untrue shall continue unremedied for thirty (30) days after written notice of the condition to the Company or OOMC by the Note Purchaser.

            (j) Breach of Covenant. The Company, the Immediate Transferor, OOLWC or OOMC (in any capacity) shall breach in any material respect any covenant made by it in any other Basic Document, such breach shall continue unremedied for thirty (30) days after written notice of the condition to the Company, the Immediate Transferor, OOLWC or OOMC (as the case may be) by the Note Purchaser, and such breach, in the Note Purchaser's good faith business judgment, is likely to have a Material Adverse Effect;

            (k) Repurchase or Cure Obligation. The Company and OOMC shall fail to satisfy their obligations set forth in Section 5.1.

            (l) Reserved.

            (m) Impairment of Rights. Except with the prior written consent of the Note Purchaser, any Affiliate Transfer Agreement or Transfer Agreement is amended, supplemented or modified in any respect that has, or could reasonably be expected to have, a Material Adverse Effect, including, without limitation, any such occurrence that adversely affects the Company's, or the Note Purchaser's, right to enforce any or all of the remedies under the Sale and Servicing Agreement, any Affiliate Transfer Agreement or any Transfer Agreement in respect of a breach of the representations and warranties of the transferor thereunder with respect to any Loan.

            (n) Election by OOLWC Not to Effect any Minimum Margin Contribution. There shall occur any event provided to constitute an Event of Default in
Section 2.11.

                                    ARTICLE X

                                    REMEDIES

            Section 10.1 Acceleration; Action Regarding Collateral.

            Upon the occurrence of any Event of Default, the Note Purchaser, without demand of performance or other demand or notice (except as specifically provided herein) of any kind to the Company or any other Person, all of which are hereby expressly waived, may (in addition to exercising any other right, remedy, power or privilege it may have in respect of such occurrence, under this Agreement, any other Basic Document, under applicable law or otherwise): (i) declare the Obligations to be immediately due and payable, and the Obligations shall forthwith be immediately due and payable and the Commitment Term shall terminate; provided that, upon the occurrence of an Event of Default described in Section 9.1(d), the Obligations shall automatically and immediately become due and payable and the Commitment Term shall terminate; and (ii) forthwith apply (or cause to be applied) the cash, if any, then held by it as part of the Collateral to the payment of any of the Obligations. If no cash is being held as part of the Collateral or the cash so applied is not sufficient to pay in full all the Obligations, the Note Purchaser may thereafter collect, receive, appropriate, retain, and realize upon (or cause to be collected, received, appropriated, retained, and realized upon) any of the Collateral. Upon the occurrence of an Event of Default, the Note Purchaser may forthwith do, or cause to be done, any of the following: sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver any of the Collateral in one or more parcels at such public or private sale or sales, at such place or places, at such price or prices, and upon such other terms and conditions, as the Note Purchaser may deem best. The Note Purchaser shall in any event act, and cause the Facility Administrator, in its capacity as collateral agent and secured party for the benefit and on behalf of the Note Purchaser, to act, in all respects in a commercially reasonable manner. Such dispositions may be for cash or on credit or for future delivery without assumption of any credit risk. In any such disposition the Note Purchaser may purchase all or any part of the Collateral. In any such disposition the Note Purchaser may deliver, assign, and transfer to the transferee (or cause to be so delivered, assigned, and transferred) the Collateral so sold. Each transferee, upon any such disposition, shall hold the property so disposed of absolutely free from any claim or right of the Company any kind, including any equity or rights of redemption. The Company agrees that the Note Purchaser need give (or cause to be given) only such notice of the time and place of any public or private sale (including any adjourned private sale) or other intended disposition as may be required by market conditions and standards of commercial reasonableness and that the Note Purchaser need not in any event give more than five (5) Business Days' notice that the sale or other disposition is to take place.

            The Note Purchaser shall not be obligated to consummate (or cause to be consummated) any sale pursuant to any notice of sale. The Note Purchaser may, without notice or publication, adjourn any public or private sale, or cause it to be adjourned, from time to time by announcement at the time and place fixed for the sale. The sale may then be made at any time or place to which it was adjourned. If any of the Collateral is sold on credit or for future delivery, the Collateral so sold may be retained by the Note Purchaser or the Facility Administrator until the selling price is paid by the purchaser. Neither the Note Purchaser nor the Facility Administrator shall incur any liability if the purchaser fails to take up and pay for the Collateral so sold and, in that case, the Collateral may again be sold upon appropriate notice. The Note Purchaser may, instead of exercising the power of sale (or causing it to be exercised), proceed by a suit at law or in equity to foreclose its Lien and sell (or cause to be sold) any of the Collateral under a judgment or decree of a court of competent jurisdiction.

            Section 10.2 Deficiency.

            If the proceeds of sale, collection, foreclosure, or other realization on the Collateral are insufficient to cover the costs and expenses of such realizing on the Collateral and the payment in full of the Obligations, the Company shall remain liable for any deficiency.

            Section 10.3 Private Sale.

            The Note Purchaser shall incur no liability as a result of the sale of any of the Collateral at any private sale. The Note Purchaser shall in any event act, and cause the Facility Administrator, in its capacity as collateral agent and secured party for the benefit and on behalf of the Note Purchaser, to act, in a commercially reasonable manner. The Company hereby waives (a) any claims against the Facility Administrator, the Note Purchaser or any other Noteholder arising because the price at which the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Note Purchaser accepts (or causes to be accepted) the first offer received and does not offer (or cause to be offered) the Collateral to more than one offeree and (b) all rights of redemption, stay, or appraisal that it has under any rule of law or (to the extent permitted) statute, whether now existing or hereafter adopted.

            Section 10.4 Default Rate of Interest.

            To the extent permitted by applicable law, interest shall accrue at the Default Rate on any amounts owing by the Company hereunder from the date the Company becomes liable for such amounts hereunder (or, in the case of principal of or interest on any Secured Note, from the date such amount first becomes due and payable hereunder) until such amounts are (i) paid in full by the Company or
(ii) satisfied in full by the exercise of the Note Purchaser's rights hereunder.

            Section 10.5 Application of Proceeds.

            The proceeds of any sale or other realization of any of the Collateral, and any other cash at the time held by the Note Purchaser (itself or through its custodians, bailees or agents, including the Facility Administrator) under this Agreement, shall be applied by the Note Purchaser in the following order of priority:

                  First, to the payment of the costs and expenses of the sale and all expenses (including the reasonable fees and expenses of counsel, expert witnesses and consultants), liabilities, and advances made or incurred by the Note Purchaser in connection therewith.

                  Second, to the payment of all accrued interest under any Secured Note due or past due.

                  Third, to the payment of principal upon all of any Secured Note due or past due.

                  Fourth, to the payment of all other amounts owing under this Agreement.

                  Fifth, to the payment of all other amounts owed by the Company or any Affiliate of the Company to the Note Purchaser or any Affiliate of the Note Purchaser under any of the other Basic Documents.

                  Sixth, to the payment to the Company, or to such other Person as a court of competent jurisdiction may direct, of any surplus then remaining from the proceeds and other cash.

            Section 10.6 Payments on Collateral to the Company.

            Upon the occurrence of an Event of Default, all rights of the Company to receive any payments from the Collateral that it would otherwise be authorized to receive shall cease, and those rights shall become vested in the Facility Administrator, as collateral agent and secured party for the benefit and on behalf of the Note Purchaser. The Facility Administrator shall then have the sole right to receive and hold those payments. Any payments that are received by the Company contrary to these provisions shall be received in trust for the benefit of the Note Purchaser, shall be segregated from other funds of the Company, and shall be promptly paid to, or in accordance with the instructions of, the Note Purchaser.

            Section 10.7 Cross-Collateralization; Right of Set-Off.

            The Note Purchaser may, in its sole discretion upon the occurrence of an Event of Default, proceed against any assets held by it or on its behalf under this Agreement or any other agreement between the Note Purchaser and the Company and shall have a right of set-off against any amounts owed by the Note Purchaser to the Company under this Agreement or any other agreement between the Note Purchaser and the Company. In addition, the Note Purchaser may, in its sole discretion upon the occurrence and during the continuation of an event of default under any other agreement between the Note Purchaser and the Company, proceed against any Collateral (or cause it to be proceeded against) and shall have a right of set-off against any amounts owed by the Note Purchaser to the Company under this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1 Amendment.

            None of the Basic Documents, including this Agreement, the Sale and Servicing Agreement, the Facility Administration Agreement, the Loan Purchase and Contribution Agreement, the Disposition Agreement, the Custodial Agreement and the Company Administration Agreement, may be modified, supplemented or amended without the prior written consent of the Note Purchaser, which consent may be granted or withheld in the sole discretion of the Note Purchaser.

            Section 11.2 Governing Law.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof. With respect to all legal proceedings arising out of or relating to this Agreement or any other Basic Document or the transactions contemplated hereby or thereby, each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan, City of New York, and each party hereto irrevocably waives any objection that it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto or to any other Basic Document, or the transactions contemplated hereby or thereby, brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process is made by any lawful means. Nothing in this Section 11.2 shall affect the right of the Note Purchaser or its assignees to bring any other action or proceeding against the Company or OOMC, or the property of either of them, in the courts of other jurisdictions.

            Section 11.3 Notices.

            All demands, notices and communications to a party hereunder or in connection herewith shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by overnight courier, transmitted by facsimile or mailed by registered or certified mail, return receipt requested, to, such party at the relevant address or facsimile number set forth below (or at such other address or facsimile number as such party may designate from time to time by written notice in accordance with this
Section 11.3):

            If to the Company:

                     Option One Owner Trust 2002-3
                     c/o Wilmington Trust Company as Owner Trustee One Rodney Square North
                     1100 North Market Street
                     Wilmington, DE 19890
                     Attention: Corporate Trust Administration
                     Telephone: (302) 636-4144
                     Facsimile: (302) 651-8882

            with a copy to:

                     OOMC at its address set forth herein

            If to OOMC:

                     Option One Mortgage Corporation
                     3 Ada
                     Irvine, CA 92618
                     Attention: Chief Financial Officer
                     Telephone: (949) 790-7504
                     Facsimile: (949) 790-7540
                     E-mail: bill.oneill@oomc.com

            with a copy to:

                     Option One Loan Warehouse Corporation
                     3 Ada
                     Irvine, CA 92618
                     Attention: Assistant Treasurer
                     Telephone: (949) 790-3600 ext. 32527
                     Facsimile: (949) 790-7514
                     E-mail: Jason.Forsyth@oomc.com

            If to the Note Purchaser:

                     UBS Real Estate Securities Inc.
                     1285 Avenue of the Americas
                     New York, New York  10019

                     Attention: Robert Carpenter
                                George A. Mangiaracina
                     Telephone: (212) 713-2000
                     Facsimile: (212) 713-9607

Any such notice, demand or other communication shall be deemed to have been duly given when received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) if received or delivered prior to 1:30 p.m. local time and, if received or delivered after such time, shall be deemed to have been received on the next Business Day.

            Section 11.4 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall, for any reason whatsoever, be held invalid under any applicable law, then such covenants, agreements, provisions, or terms shall be ineffective to the extent of such invalidity and shall in no way affect the validity or enforceability of the remainder of that provision or the other provisions of this Agreement.

            Section 11.5 No Waiver; Cumulative Remedies.

            No failure to exercise and no delay in exercising, on the part of the Company, the Note Purchaser or any assignee of the Note Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Except as expressly provided otherwise in this Agreement, the rights, remedies, powers and privileges herein provided are cumulative and shall be in addition to any rights, remedies, powers and privilege provided by applicable law or otherwise, and the assertion or employment of any right, remedy, power or privilege hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right, remedy, power or privilege. In addition to the rights, remedies, powers and privileges granted to the Note Purchaser under this Agreement or any Secured Note, the Note Purchaser shall have all of the rights, remedies, powers and privileges of a secured party under the UCC (except as expressly provided otherwise in this Agreement).

            Section 11.6 Termination.

            If (a) all Obligations shall have been paid in full (including payment of the Minimum Usage Fee set forth in the Pricing Side Letter) and (b) the parties hereto acknowledge in writing their mutual intent to terminate the Commitment Term and this Agreement, then the Commitment Term and this Agreement shall terminate and the Note Purchaser shall release its Lien with respect to the Collateral and return any remaining Collateral to the Company. Upon the request of the Company, the Note Purchaser shall then execute termination statements and any other documents the Company reasonably requests that are necessary to make clear upon the public record the termination of the Note Purchaser's Liens. Notwithstanding the foregoing or any other provision hereof, the obligations of the Company under Sections 8.1, 8.2 and 8.3 shall survive the termination or other cancellation of this Agreement.

            Section 11.7 Assignment.

            Neither this Agreement nor any rights or other obligations under this Agreement may be assigned or delegated by the Company without prior written consent of the Note Purchaser, and any attempted such assignment or delegation shall be void. The Note Purchaser may assign any and all of its rights hereunder, without the consent of the Company, in connection with any assignment by the Note Purchaser of an interest in any Secured Note. If, in accordance with the preceding sentence, the Note Purchaser assigns any or all of its rights hereunder to a third party (other than an Affiliate of the Note Purchaser), the Note Purchaser shall provide written notice thereof to the Company.

            Section 11.8 Binding Effect; Third-Party Beneficiaries.

            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Each of the Noteholders other than the Note Purchaser shall be deemed to be an express third-party beneficiary of this Agreement and shall be entitled to enforce the terms hereof as if it were a party hereto.

            Section 11.9 Merger and Integration.

            This Agreement and the other Basic Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Basic Documents.

            Section 11.10 No Petition.

            Neither the Company nor the Note Purchaser shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company or the Note Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Note Purchaser or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Company or the Note Purchaser.

            Section 11.11 Cooperation

            The Company agrees to cooperate and to cause its Affiliates (including the Servicer) to cooperate with the Note Purchaser, consistent with the terms hereof, to the extent necessary or appropriate to effectuate any sale or financing of any of the Secured Notes by the Note Purchaser, including by making available or providing access (as appropriate) to the Note Purchaser or its designee the Custodial Loan Files and Servicing Records relating to the Pledged Loans (subject to the confidentiality requirements of any applicable consumer protection and other laws or regulations).

            Section 11.12 Resales of Secured Notes

            The Note Purchaser understands that the Secured Note has not been, and will not be, registered under the Securities Act or any state securities laws, and may not be sold except as permitted in the following sentence. The Note Purchaser agrees that if it should sell any Secured Note it will do so only
(a) to the Company or an Affiliate of the Company or (b) to a Qualified Institutional Buyer that, prior to such sale, delivers to the Facility Administrator and the Company a signed letter, substantially in the form of Exhibit C to the Facility Administration Agreement, and only if, after giving effect thereto, no more than 100 Persons would hold any interest in the Secured Notes; and the Note Purchaser further agrees to provide to any Person purchasing a Secured Note from it a notice advising such purchaser that resales of the Secured Notes are restricted as stated herein.

            Section 11.13 Qualified Institutional Buyer.

            The Note Purchaser hereby represents and warrants that it is a Qualified Institutional Buyer that has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Secured Notes, and that the Note Purchaser is able to bear the economic risk of such investment.

            Section 11.14 Time.

            Unless the context clearly requires otherwise, all references to time contained in this Agreement shall be deemed to be local time in New York, New York on the applicable day.

            Section 11.15 Headings

            The headings and captions contained herein are for convenience only and shall not control or affect the meaning or interpretation of any provision hereof.

            Section 11.16 Exhibits

            The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

            Section 11.17 Counterparts

            This Agreement may be executed in two or more counterparts, including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Signatures may be exchanged by facsimile, and each party hereto agrees to be bound by its own facsimile signature and to accept the facsimile signature of the other party.

            Section 11.18 No Recourse to Owner Trustee

            It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2002-3, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Company is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Company, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Company or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Company under this Agreement or any other related documents.

            IN WITNESS WHEREOF, the Company, the Note Purchaser and OOMC each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                            OPTION ONE OWNER TRUST 2002-3
                                              as the Company

                                            By: WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee

                                            By: /s/ Dorri Wolhar
                                                --------------------------------
                                               Name: Dorri E. Wolhar
                                               Title: Financial Services Officer

                                            UBS REAL ESTATE SECURITIES INC.
                                              as the Note Purchaser

                                            By: /s/ Robert Carpenter
                                                --------------------------------
                                                Name: Robert Carpenter
                                                Title: Executive Director

                                            By: /s/ George A. Mangiaracina
                                                --------------------------------
                                                Name: George A. Mangiaracina
                                                Title: Managing Director

                                            OPTION ONE MORTGAGE CORPORATION
                                              as the Loan Originator

                                            By: /s/ C. R. Fulton
                                                --------------------------------
                                                Name: Charles R. Fulton
                                                Title: Vice President

                                                                      SCHEDULE I

                               COLLATERAL SCHEDULE

                         [Please see Tab 1 (Schedule A)]

                                                                       EXHIBIT A

                                   [RESERVED]

                                                                       EXHIBIT B

                         REPRESENTATIONS AND WARRANTIES
                               REGARDING THE LOANS

            OOMC and the Company hereby jointly and severally represent and warrants to the Note Purchaser that, as to each Loan, as of the related Advance Date financing the Company's acquisition of such Loan:

            (a) The information set forth on the Collateral Schedule with respect to such Loan is true and correct in all material respects.

            (b) Except as otherwise indicated on the Collateral Schedule, all monthly payments due on such Loan prior to such Advance Date have been made. Neither the Loan Originator, any Immediate Transferor nor the Company has advanced funds, or induced, solicited or knowingly received any advance of funds from a Person other than the Mortgagor thereunder, directly or indirectly, for the payment of any amount required to be paid in respect of such Loan. As of such Advance Date, no payment due under such Loan is delinquent for 30 or more days. No payment under such Loan has been 30 days delinquent more than once during the twelve months immediately preceding such Advance Date, and no payment under such Loan has ever been 60 or more days delinquent.

            (c) At the origination of such Loan, all outstanding taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents previously due and owing with respect to the related Mortgaged Property had been paid, or an escrow of funds had been established in an amount sufficient to pay for every such item that remained unpaid and that had been assessed but was not yet due and payable. As of such Advance Date, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing with respect to such Mortgaged Property have been paid, or an escrow of funds had been established in an amount sufficient to pay for every such item that remained unpaid and that had been assessed but was not yet due and payable.

            (d) The related Mortgage and Promissory Note, and any other Loan Document ("Other Loan Document") contain the entire agreement of the parties and all obligations of the Loan Originator or the Company under the related Loan. No terms of the related Promissory Note, Mortgage or Other Loan Document, if any, have been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, that have been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and has been disclosed to the Note Purchaser in writing. No Mortgagor has been released, in whole or in part, except in connection with an assumption or partial release agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which have been disclosed to the Note Purchaser in writing.

            (e) None of the related Promissory Note, Mortgage or any Other Loan Document is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of such Promissory Note, Mortgage or Other Loan Document, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (f) All improvements on the related Mortgaged Property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage, pursuant to insurance policies conforming to the requirements of the Sale and Servicing Agreement, including that the coverage thereunder be for not less than the lesser of (a) the outstanding principal balance of such Loan and
(b) the lesser of the maximum insurable value of such Mortgaged Property and the minimum amount required to compensate for damage or loss to such improvements. All such insurance policies contain a standard mortgagee clause naming the Loan Originator, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property securing such Loan is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (i) the original outstanding principal balance of such Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of insurance that is available with respect to such Mortgaged Property under the Flood Disaster Protection Act of 1973. The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Such Loan does not provide for primary mortgage insurance.

            (g) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Loan have been complied with, and consummation of the transactions contemplated hereby with respect to such Loan will not involve the violation of any such laws.

            (h) The related Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. The related Promissory Note is not and has not been secured by any Lien except for the Lien of such Mortgage on the Mortgaged Property and the Lien of any Other Loan Document.

            (i) The Mortgage securing such Loan is a valid, existing and enforceable first or second Lien (as indicated on the Collateral Schedule with respect thereto) on and in the Mortgaged Property, including all improvements thereon, subject only to (i) the lien of current real property taxes and assessments not yet due, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, all such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the lender's policy of title insurance delivered to the originator of such Loan, and specifically reflected in the appraisal made in connection with the origination of such Loan, (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, and (iv) if such Loan is a second-lien loan, the prior lien of another lender. Any Other Loan Document establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest on the property described therein, and the Company has full right to Grant a Lien on and in such Other Loan Document to the Note Purchaser. The Lien of Other Loan Documents affects only property incidental to the related Mortgaged Property, and there is no pledged account or other material security securing the related Mortgagor's obligations other than the Mortgaged Property. The related Mortgaged Property was not, as of the date of origination of such Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the related Mortgage.

            (j) The Promissory Note, the related Mortgage and each Other Loan Document are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

            (k) All parties to the related Promissory Note, Mortgage or any Other Loan Document had legal capacity to enter into the Loan and to execute and deliver such Promissory Note, Mortgage or Other Loan Document, as applicable, and each of such Promissory Note, Mortgage and Other Loan Document has been duly and properly executed by such parties.

            (l) The proceeds of such Loan have been fully disbursed to or for the account of the related Mortgagor and there is no obligation on the part of the mortgagee thereunder to advance additional funds thereunder. Any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing such Loan and the recording or filing of the Mortgage and any Other Loan Document have been paid, and such Mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to such Promissory Note, Mortgage or Other Loan Document. Any principal advances made to such Mortgagor prior to the Advance Date have been consolidated with the outstanding principal amount secured by such Mortgage and Other Loan Documents, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The Lien of such

Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority, as applicable, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of such Loan.

            (m) The related Mortgage was recorded, and all subsequent assignments of such Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the Lien thereof as against creditors of OOMC, any Immediate Transferor or the Company. The Company has good title to, and is the sole legal and beneficial owner of, such Loan free and clear of any Lien and has full right and authority, subject to no interest or participation of, or agreement with, any other Person to sell and assign the same

            (n) All Persons that have had any interest in such Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state in which the related Mortgaged Property is located.

            (o) Such Loan is covered by either (i) an attorney's opinion of title and abstract of title the form of which is acceptable to Fannie Mae, or
(ii) an ALTA lender's title insurance policy or (iii) a CLTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction in which the related Mortgaged Property is located, in each case (x) insuring (subject to the exceptions described in clauses (i), (ii) and (iii) of paragraph (i) above) the Loan Originator and its successors and assigns (including the Company) as to the first (or, if applicable, second) lien priority of the related Mortgage in the original principal amount of such Loan, and (y) bearing, to the extent applicable, a condominium endorsement, extended coverage endorsement and an adjustable rate mortgage endorsement insuring against any loss by reason of the invalidity or unenforceability of the Lien thereof resulting from the provisions of such Mortgage providing for variations in the monthly payment and mortgage interest rate in respect thereof. Such lender's title insurance policy further affirmatively insures ingress and egress to and from such Mortgaged Property, and against encroachments by or upon such Mortgaged Property or any interest therein. No claims have been made under such lender's title insurance policy, and no current or prior holder of the related Mortgage, including the Loan Originator or the Company, has done, by act or omission, anything that would impair the coverage of such lender's title insurance policy. The Loan Originator is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect as of such Advance Date. Neither the transfer of such Loan to the Company nor the Pledge of such Loan to the Note Purchaser will affect the validity or enforceability of such policy.

            (p) Except with respect to the permitted delinquencies on certain Loans as described in paragraph (b) above and on such Collateral Schedule, there is no (i) material default, breach, violation or event of acceleration existing under such Loan, or

(ii) event that, with the giving of notice or the lapse of time, or both, would constitute a material default, breach, violation or event of acceleration with respect to such Loan, and neither the Loan Originator nor the Company has waived any such default, breach, violation or event of acceleration.

            (q) There are no mechanics' or similar Liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such Lien) affecting the related Mortgaged Property that are or may be Liens prior to, or equal or of parity with, the Lien of the related Mortgage.

            (r) All improvements that were considered in determining the appraised value of the related Mortgaged Property indicated on such Collateral Schedule lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties to which value was assigned encroach upon such Mortgaged Property.

            (s) Such Loan was originated in material accordance with the Underwriting Standards in effect as of its origination date. Such Loan was (i) originated (as the term is used for the purposes of the Secondary Mortgage Market Enhancement Act) by OOMC or by a savings and loan association, a savings bank, a commercial bank or similar banking institution that is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or (ii) acquired by OOMC directly through loan brokers or correspondents. If such Loan was not originated directly by OOMC, such Loan was directly or indirectly purchased by OOMC from the originator of such Loan pursuant to one or more Transfer Agreements in form and substance (1) generally similar to a form that has been provided to, and approved by, the Note Purchaser, and (2) sufficient to vest good title in such Loan in OOMC, free of all Liens or other encumbrances except for those, if any, created by OOMC.

            (t) Principal payments on such Loan commenced no more than two (2) months after the proceeds of such Loan were disbursed. If such Loan is an adjustable rate loan, on each interest adjustment date under such Loan, the mortgage interest rate will be adjusted to equal the index plus the gross margin, rounded to the nearest (or next highest, as applicable) 0.125%, subject to the periodic rate cap, the maximum rate and the minimum rate set forth in the Collateral Schedule. The related Promissory Note is payable on the day of each month indicated on the Collateral Schedule with respect to such Loan in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment that is sufficient to fully amortize the outstanding principal balance of such Loan over its remaining term and to pay interest at the applicable interest rate. If such Loan is an adjustable rate loan, the related Promissory Note provides that the monthly payments will be changed on each adjustment date indicated on such Collateral Schedule to an amount that will amortize the unpaid principal balance of such Loan over its remaining term at the mortgage interest rate established on such adjustment date. If such Loan is a fixed-rate loan and provides for the payment of a balloon payment, such Loan is fully amortizing over a 30-year period and has a 15-year term to maturity. The related Promissory Note does not permit negative amortization. If such Loan is an adjustable rate loan, the related Promissory Note does not permit the related Mortgagor to convert such Loan to a fixed-rate loan.

            (u) The origination, collection and servicing practices used by OOMC or the Company with respect to the related Promissory Note, Mortgage and Other Loan Documents have been in all respects legal, proper and customary in the subprime mortgage origination and servicing industry. Such Loan has been serviced by the Company and any predecessor servicer in accordance with the terms of the Promissory Note. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow payments or other charges or payments due the Company or any predecessor owner of such Loan have been capitalized under the related Promissory Note or Mortgage.

            (v) The related Mortgaged Property is free of damage and waste such as would materially and adversely affect the value of such Mortgaged Property as security for such Loan; and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property,

            (w) The related Promissory Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against such Mortgaged Property of the benefits of the security provided thereby, including, (i) if such Mortgage is designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Since the date of origination of such Loan, such Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the related Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to such Mortgagor that would interfere with the right to sell such Mortgaged Property at a trustee's sale or the right to foreclose such Mortgage. Such Mortgagor has not notified either the Loan Originator or the Company of any relief requested or allowed to such Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

            (x) The Custodial Loan File with respect to such Loan contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the application for such Loan, by a qualified appraiser (i) who, at the time of such appraisal, met the minimum qualifications of Fannie Mae or Freddie Mac and the requirements of the Loan Originator's appraisal policy and
(ii) who satisfied (and which appraisal was conducted in accordance with) all of the applicable requirements of the Uniform Standards of Professional Appraisal Practice in effect at the time of such appraisal and procedures. Such appraiser had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such appraiser's compensation was not affected by the approval or disapproval of such Loan.

            (y) If the related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Company to the trustee under such deed of trust, except in connection with a trustee's sale thereunder after default by the Mortgagor.

            (z) Such Loan contains no (i) provisions pursuant to which any monthly payment due thereunder is (A) paid or partially paid with funds deposited in any separate account established by the Loan Originator, the Company, the related Mortgagor, or anyone on behalf of such Mortgagor, or (B) paid by any source other than such Mortgagor, or (ii) any other provision, of like effect, that may constitute a "buydown" provision. Such Loan is not a graduated payment mortgage loan, and does not have a shared appreciation or other contingent interest feature.

            (aa) If such Loan is an adjustable rate loan, the related Mortgagor has executed a statement to the effect that such Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and such statement is and will remain in the related Custodial Loan File.

            (bb) If such Loan is a refinancing Loan, the related Mortgagor has received all disclosure and rescission materials required by applicable law with respect to the making of a refinancing Loan, and evidence of such receipt is and will remain in the related Custodial Loan File.

            (cc) Such Loan was not made (i) in connection with the construction or rehabilitation of the related Mortgaged Property (except for construction to permanent financing), or (ii) to facilitate the trade-in or exchange of the related Mortgaged Property.

            (dd) The related Promissory Note, Mortgage and all Other Loan Documents, together with any other documents required to be delivered with respect to such Loan pursuant to the Custodial Agreement, have been delivered to the Custodian, all in compliance with the specific requirements of the Custodial Agreement.

            (ee) The related Mortgaged Property is lawfully occupied under applicable law; and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property (including any required certificates of occupancy), have been made by or obtained from the appropriate authorities.

            (ff) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Loan has taken place on the part of the Loan Originator or any of the Loan Originator's employees or other agents, or, to the best knowledge of OOMC and the Company after due inquiry (including review of the relevant Loan Documents in accordance with the Underwriting Standards, it being understood and agreed that this portion of this representation and warranty shall be deemed to have been breached if the Company or OOMC knew, or should have known, of such fraud), on the part of any third person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of such Loan or in the application of or for any insurance in relation to such Loan.

            (gg) If the Residential Dwelling on the related Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets Fannie Mae's eligibility requirements.

            (hh) Except as disclosed to the Note Purchaser in writing, the Loan Originator has made no Loan on the related Mortgaged Property other than such Loan.

            (ii) Such Loan was not intentionally selected by the Loan Originator in a manner intended to adversely affect the interest of the Company or the Note Purchaser. The Loan Originator used no selection procedures that identified such Loan as being less desirable or valuable than other comparable mortgage loans originated or acquired by the Loan Originator. Such Loans, collectively with the other Loans included on such Collateral Schedule, is representative of the Loan Originator's portfolio of fixed rate or adjustable rate mortgage loans, as the case may be.

            (jj) The related Mortgaged Property consists of a parcel of real property of not more than twenty acres, and is improved with a Residential Dwelling. Without limiting the foregoing, such Mortgaged Property is not a log home, earthen home, or underground home. Such Mortgaged Property consists of either a fee simple estate or a long-term residential lease. If such Loan is secured by a long term residential lease: (i) the terms of such lease (A) expressly permit (1) the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent is in the Custodial Loan File relating to such Loan) and (2) the acquisition by the holder of the related Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, or (B) provide the such holder with substantially similar protection; (ii) the terms of such lease do not (A) allow the termination thereof upon the lessee's default without the holder of such Mortgage being entitled to receive written notice of, and an opportunity to cure, such default or (B) prohibit such holder from being insured under the hazard insurance policy relating to such Mortgaged Property; (iii) the original term of such lease is not less than 15 years; (iv) the term of such lease does not terminate earlier than five years after the maturity date of such Loan; and (v) such Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice.

            (kk) The related Mortgage, and, if required by applicable law, the related Promissory Note, contain a provision for the acceleration of the payment of the unpaid principal balance of such Loan if such Mortgaged Property is sold or transferred without the prior written consent of the mortgagee under such Mortgage, at the option of the mortgagee.

            (ll) The prepayment penalty, if any, provided for under the terms of such Loan is enforceable in accordance with the terms set forth for such Loan in the Collateral Schedule, subject, however, to the effect of applicable bankruptcy, insolvency, moratorium and similar proceedings, to general equitable principles and to limitations that may be imposed in connection with foreclosure on the related Mortgaged Property under applicable state law.

            (mm) There is only one originally executed Promissory Note not stamped as a duplicate with respect to such Loan.

            (nn) The original executed Promissory Note has not been pledged to anyone other than Option One Trust 2002-3.

            (oo) Each Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Truth In Lending Act of 1968, as amended, and all applicable predatory and abusive lending laws.

            (pp) None of the Loans are subject to the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state law; none of the Loans are "section 32" loans or "high cost" loans as defined by applicable predatory and abusive lending laws.

            (qq) None of the Loans originated in the State of New York are "high cost" as defined in New York Banking Law Section 6-1.

            (rr) No borrower was encouraged or required to select a Loan product offered by the Loan Originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Loan's origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Loan Originator or any affiliate of the Loan Originator.

            (ss) The methodology used in underwriting the extension of credit for each Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Loan.

            (tt) With respect to any Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments.

            (uu) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Loan. No proceeds from any Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Loan.

            (vv) All points and fees related to each Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

            (ww) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

            (xx) The Servicer will transmit full-file credit reporting data for each Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

            (yy) All Prepayment charges are enforceable and were originated in compliance with all applicable federal, state and local laws.

                                                                       EXHIBIT C

                           FORM OF NOTICE OF BORROWING

                                                               ___________, 200_

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention: Robert Carpenter
           George A. Mangiaracina

            Re:  Notice of Borrowing

Ladies and Gentlemen:

            In accordance with Section 2.4 of the Amended and Restated Note Purchase Agreement dated as of March 18, 2005 (the "Agreement") among Option One Owner Trust 2002-3 (the "Company"), UBS Real Estate Securities Inc. (the "Note Purchaser"), and Option One Mortgage Corporation, the Company hereby gives notice to the Note Purchaser that the Company desires to obtain an Advance pursuant to the provisions of the Agreement on [specify proposed Advance Date]. All capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

            In connection with this Notice of Borrowing and the proposed
Advance:

            1. The Company represents and warrants to the Note Purchaser that, on the proposed Advance Date, all conditions precedent specified in Sections 6.1 and 6.2 of the Agreement will have been satisfied.

            2. Pursuant to Section 2.4 of the Agreement, the Company has attached hereto the Collateral Schedule listing the Loans (for Wet Funded Loans, in addition, the related wire instructions) and other Collateral intended to be financed in whole or in part by the Company with the desired Advance.

            3. The Advance should be wired to the following account: [specify wiring instructions].

                                         Very truly yours,

                                         OPTION ONE OWNER TRUST 2002-3

                                         By: [OPTION ONE MORTGAGE CORPORATION,
                                             ITS AUTHORIZED REPRESENTATIVE]]

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                                                       EXHIBIT D

                             UNDERWRITING STANDARDS

                                 [SEE ATTACHED]

                                                                       EXHIBIT E

                              CAPITAL ADEQUACY TEST

*For each field multiply the HRB% by the Balance Sheet Amount for Required
Capital

                                                HRB TEST     BALANCE SHEET      REQUIRED CAPITAL
                                                --------     -------------      ----------------
Unrestricted Cash and Equivalents                  0%
Restricted Cash                                    0%
Loans Held for Sale                                9%
Servicing Advances                                10%
Beneficial Interests in trusts                    10%
Subprime Mortgage NIM Residual Interest           60%
Real Estate Held for Sale                         10%
Furniture and Equipment                            0%
Mortgage Servicing Rights                         25%
Prepaid Expenses and Other Assets                 10%
Accrued interest receivable                       10%
Receivable from H&R Block                          0%
Intangibles and goodwill                         100%
Deferred Tax Assets                               10%
Derivative Assets                                 10%
              TOTAL REQUIRED CAPITAL

Total Owners Equity on Balance Sheet Date

Less: Receivables from H&R Block

______________________________
Adjusted Net Worth

Adjusted Net Worth divided by Required Capital = Ratio for Capital Adequacy Test